                                                                   EXHIBIT 10.13

                           USE AND OCCUPANCY AGREEMENT

                                     BETWEEN

                        PAN AMERICAN WORLD AIRWAYS, INC.

                                       AND

                                  TEXACO, INC.

                                TETERBORO AIRPORT

                                TABLE OF CONTENTS

Section
Number                                         Title                                          Page
------                                         -----                                          ----
1.         Term..........................................................................       1

2.         Rights of User................................................................       1

3.         Fees to Pan American..........................................................       2

4.         Time of Payment and Computation of Amounts....................................       2

5.         Obstruction Lights............................................................       2

6.         Care, Maintenance and Repair..................................................       3

7.         Insurance.....................................................................       3

8.         Indemnity, Liability Insurance................................................       5

9.         Ingress and Egress............................................................       6

10.        Various Obligations of the User...............................................       6

11.        Prohibited Acts...............................................................       9

12.        Rules and Regulations.........................................................      11

13.        Signs.........................................................................      12

14.        Construction by the User......................................................      12

15.        Assignment and Sub-Use........................................................      12

16.        Condemnation..................................................................      13

17.        Non-Discrimination............................................................      14

18.        Governmental Requirements.....................................................      15

19.        Rights of Entry Reserved......................................................      16

20.        Basic Agreement...............................................................      17

21.        Patents, Trademarks...........................................................      17

22.        Additional Fees and Charges...................................................      17

23.        Right of Re-Entry.............................................................      18

24.        Surrender.....................................................................      18

25.        Termination by Pan American...................................................      18

26.        Survival of the Obligations of the User.......................................      20

27.        Use Subsequent to Cancellation or Termination.................................      21

28.        Remedies to be Non-Exclusive..................................................      21

29.        Limitation of Rights and Privileges Granted...................................      22

30.        Option for Renewal............................................................      22

31.        Removal of Personal Property..................................................      23

32.        Brokerage.....................................................................      23

33.        Notices.......................................................................      23

34.        Construction and Application of Terms.........................................      24

35.        Non-Liability of Individuals..................................................      24

36.        Abatement.....................................................................      24

37.        Port Authority Consent........................................................      24

38.        Entire Agreement..............................................................      24

           Exhibit A
           Consent Agreement.............................................................     1-4

                                                     Teterboro Airport
                                                     Use and Occupancy Agreement
                                                     TA 191

                           USE AND OCCUPANCY AGREEMENT

         THIS AGREEMENT, made as of January 1, 1986, by and between PAN AMERICAN WORLD AIRWAYS, INC. (hereinafter called "Pan American"), a New York Corporation, and TEXACO, INC. (hereinafter called the "User"), a Delaware Corporation.

                                WITNESSETH THAT:

         WHEREAS, the Port Authority of New York and New Jersey (hereinafter called "the Port Authority") is the owner of Teterboro Airport located in the Boroughs of Teterboro, Moonachie and Hasbrouck Heights and in the Township of Lyndhurst, County of Bergen in the State of New Jersey (hereinafter called "the Airport"); and,

         WHEREAS, Pan American is the operator of the Airport and has the right to operate and use the Airport under an agreement between Pan American and the Port Authority dated September 19, 1967 (hereinafter called the "Basic Agreement"); and

         WHEREAS, User by a Use and Occupancy Agreement, dated January 1, 1976, bearing file designation TA-107, used and occupied certain premises at the Airport; and

         WHEREAS, User desires to continue to use and occupy the area at the Airport as hereinafter described;

         NOW, THEREFORE, for and in consideration of the respective promises and mutual agreements made by the parties hereto hereinafter set forth Pan American hereby grants to the User the right to use and occupy the areas at the Airport shown in diagonal hatching on Exhibit A attached hereto, which exhibit is hereby made a part hereof, together with all buildings, structures, improvements, additions and permanent installations existing therein or thereon and constructed and installed therein or thereon during the term of this Agreement (hereinafter referred to as the "Space") upon the following terms and conditions and it is hereby mutually agreed as follows:

1.       Term

         The term of this Agreement shall commence upon January 1, 1986 ("effective date"), and, unless so terminated or extended, shall expire on December 31, 1990.

2.       Rights of User

2.1 The User shall use the Space for the storage and maintenance of aircraft owned, leased by or operated for the User and for private aircraft owned or leased by the elected officers and directors of the User and for no other purpose whatsoever.

2.2 Nothing contained in this Agreement shall give or shall be construed or deemed to give to the User any right to sell aviation fuel at the Airport except under a separate agreement with Pan American for bulk fuel storage and sale to authorized Permittees at the Airport.

2.2.1 The User shall be permitted to acquire its own petroleum products for purposes authorized hereunder from authorized Permittees at the Airport.

2.2.2 If at such time no Permittee at the Airport is able to supply the User with Texaco, Inc., petroleum products then the User may supply itself with its requirements for such petroleum products for its own use only, provided that the User shall pay to Pan American whatever fuel fees are applicable at the Airport at such time.

3.       Fees to Pan American

3.1 The User shall pay to Pan American a basic annual fee of Two Hundred Thousand Twenty-Two Dollars and Eighty Four Cents ($200,022.84) in monthly installments of Sixteen Thousand Six Hundred Sixty Eight Dollars and Fifty Seven Cents ($16,668.57) throughout the term of this Agreement.

4.       Time of Payment and Computation of Amounts

4.1 User shall pay to Pan American the monthly installments of the basic annual fee specified in Section 3.1 in advance on the first (1st) day of each and every month of this Agreement, provided, however, that if this Agreement is terminated on other than the last day of a month the last payment shall be the then effective monthly installment of the basic annual fee prorated in the same proportion the number of days the Agreement was effective in the last month bears to the actual number of days in said month.

4.2 The fees specified herein shall be payable at the office of the Manager of Teterboro Airport, 399 Industrial Avenue, Teterboro, New Jersey 07608, or at such other location as may from time to time be substituted therefor.

5.       Obstruction Lights

         The User shall furnish such obstruction lights as Pan American shall direct, of the type and design approved by Pan American, and shall install said lights in the locations on the Space designated by Pan American and shall maintain them in first class operating condition at all times. The User shall furnish and install the bulbs and furnish the electricity necessary for the operation of the said lights, and shall operate the same in accordance with the directions of Pan American. Pan American hereby directs that all said obstruction lights shall, until further notice, be operated daily for a period commencing thirty (30) minutes before sunset and ending thirty (30) minutes after sunrise and for such other periods as may be directed or requested by the Control Tower of the Airport.

6.       Care, Maintenance and Repair

6.1 The User shall at its own expense at all times keep the Space and all the User's fixtures, equipment and personal property which are located in any parts of the Space which are open to or visible by the general public, in a clean and orderly condition and appearance.

6.2 The User shall at its own expense repair, replace or rebuild all or any part of the Space which may be damaged or destroyed by the acts or omissions of the User or by those of its employees, customers, guests or invitees or of other persons doing business with the User.

6.3 Further, the User at its own expense shall take good care of the Space, including without limitation paved areas, fences, roofs, skylights, steelwork, walls, partitions, floors, foundations, ceilings, columns, windows, doors, glass of every kind, plumbing, heating, lights, fire-protection, fire-alarm, sewerage, drainage, water-supply and electrical systems, including all pipes, wires, lines, conduits, equipment and fixtures and shall make all necessary structural and nonstructural repairs and replacements and do all necessary rebuilding and repainting, regardless of the cause or the condition requiring the same.

6.4 In the event the User fails to commence to so repair, replace, rebuild or paint as required above within a period of ten (10) days after notice from Pan American so to do, or fails diligently to continue to complete the repair, rebuilding, replacement, or painting of all the Space required to be repaired, replaced, rebuilt or painted by the User under the terms of this Agreement, Pan American may, at its option, and in addition to any other remedies which may be available to it, repair, replace, rebuild or paint all or any part of the Space included in the said notice, and charge the cost thereof to the User, the amount of such charge to constitute an item of additional fee.

7.       Insurance

7.1 During the term of this Agreement the User shall, insure and keep insured to the extent of One Hundred Percent (100%) of the replacement value thereof, all buildings, structures, improvements, installations, facilities, and fixtures now or in the future located on the Space against such hazards and risks as may now or in the future be included under the standard form of fire insurance policy of the State of New Jersey and also against damage or loss by windstorm, cyclone, tornado, hail, explosion, riot, civil commotion, aircraft, vehicles and smoke, under the standard form of fire insurance policy of New Jersey, and the form of extended coverage endorsement prescribed as of the effective date of the said insurance by the rating organization having jurisdiction, and also covering boiler and machinery hazards and risks and also, subject to the availability thereof, covering nuclear property losses and contamination hazards and risks in a separate insurance policy or policies or as an additional coverage endorsement to the aforesaid policies in the form as may now or in the future be prescribed as of the effective date of said insurance by the rating organization having jurisdiction.

7.2 The aforesaid insurance coverages and renewals thereof shall insure the Port Authority and Pan American as their interests may appear and shall provide that the loss, if any, shall be adjusted with Pan American and the Port Authority and shall be payable to the Port Authority or Pan American as their interests may appear.

7.3 In the event the Space or any part thereof shall be damaged by any casualty against which insurance is carried pursuant to this Section, the User shall promptly notify Pan American of such casualty, and shall thereafter furnish to Pan American such information and data as shall enable the parties to adjust the loss.

7.4 At least seven (7) days prior to the beginning of the term of this Agreement, the policies or certificates representing said insurance shall be delivered by the User to Pan American and each policy or certificate delivered shall bear an endorsement obligating the insurance company to furnish the Port Authority and Pan American twenty
         (20) days' advance notice of the cancellation of the insurance evidenced by said policy or certificates or of any changes or endorsements which may be made thereon. Renewal policies or certificates shall be delivered to Pan American at least twenty (20) days before the expiration of the insurance which such policies are to renew.

7.5 The aforesaid insurance shall be written by a company or companies approved by Pan American.

7.6 To the extent that any loss is recouped by actual payment to the Port Authority or Pan American of the proceeds of the insurance herein referred to above, such proceeds will be paid to the User to cover its costs of rebuilding or repairing the portion or all of the Space which has been damaged or destroyed. Such payment will be made by Pan American to the User in installments if requested by the User and as work progresses provided that as to each request for payment the User shall certify by a responsible officer or authorized representative thereof that the amounts requested are due and payable to its contractor for work completed. Upon completion of all the work, the User shall certify by a responsible officer or authorized representative that such rebuilding and repairs have been completed, that all costs in connection therewith have been paid by the User and said costs are fair and reasonable and said certification shall also include an itemization of costs. Nothing herein contained shall be deemed to release the User from any of its repair, maintenance or rebuilding obligations under the Agreement. If the proceeds of any such insurance paid to Pan American exceed the User's costs of rebuilding or repair, the excess of such proceeds shall be retained by Pan American.

7.7 If there is damage or destruction to the Space covered by insurance under this Section, the User shall promptly repair, rebuild or replace the damaged or destroyed portion of the Space.

7.8 If the User does not so properly proceed then Pan American may repair or rebuild and may apply such proceeds of such insurance towards such repair, replacement and rebuilding, but no such application shall relieve the User of its obligations under this

         Agreement, or Pan American in its discretion may elect to relieve the User of its obligations under this Agreement to repair, replace and rebuild the damaged or destroyed property, and not to have said property repaired, replaced or rebuilt and in such latter event the entire proceeds of the insurance shall be retained by Pan American.

7.9 If, moreover, there is damage or destruction to the property covered under this Section which occurs within the last three years of the term of the Agreement, the obligations of the User to repair, replace or rebuild such damaged or destroyed property shall be discharged (provided that the insurance applicable thereto has been maintained in full force and effect) and the entire proceeds of the insurance applicable thereto small be retained by Pan American.

8.       Indemnity, Liability Insurance

8.1 The User shall indemnify and hold harmless the Port Authority, its Commissioners, officers, employees and representatives; and Pan American, its subsidiaries and affiliates, their Directors, officers, employees and agents (to include reasonable attorney and other professional fees) from and against all claims and demands of third persons, including, but not limited to, claims and demands for death or personal injury or for property damage arising out of the use and occupancy of the Space by the User or out of any other acts or omissions of the User, its officers, employees on the Space or out of the acts or omissions of others on the Space with the consent of the User whether or not such claims, demands, causes of action, liabilities, etc., are made or asserted before or against termination or expiration of this Agreement.

8.2 In addition to the obligations set forth in the Subsection immediately above, the User, in its own name as assured, shall maintain and pay the premiums or the following described policies of comprehensive general including aircraft liability insurance and automobile liability insurance which shall cover its operations hereunder and shall be effective throughout the term in limits not lower than the following:

8.2.1 Combined single limit of $100,000,000 for bodily injury and property damage.

8.3 Neither the Port Authority nor Pan American shall be named as an insured in any policy of insurance required by this Agreement, unless the Port Authority or Pan American shall, at any time during the effective period of this Agreement, direct otherwise in writing, in which case the User shall cause the Port Authority and/or Pan American to be so named.

8.4 As to any insurance required by the provisions of this Agreement to be obtained by or at the direction of the User, a certified copy of each of the policies or certificates evidencing the existence thereof, or binders, together with evidence of the payment of the premium thereon, shall be delivered to Pan American within fifteen (15) days prior to occupancy by User of the Space. In the event any binder is delivered, it shall be replaced within thirty (30) days by a certified copy of the policy or a certificate. Each such copy or certificate shall contain a valid provision or endorsement that the policy may not be cancelled, terminated, changed or modified without giving twenty (20) days' written advance notice thereof to Pan American. A renewal policy shall be delivered to Pan American at least twenty (20) days prior to the expiration date of each expiring policy, except for any policy expiring after the date of expiration of the term. If at any time any of the policies shall be or become unsatisfactory to Pan American as to form or substance or if any of the carriers issuing such policies shall be or become unsatisfactory to Pan American, the User shall promptly obtain a new and satisfactory policy in replacement.

9.       Ingress and Egress

9.1 The User, its customers, its contractors, suppliers of material and furnishers of services shall have the right of ingress and egress between the Space and the city streets or public ways outside the Airport by means of such pedestrian or vehicular roadways to be used in common with others having rights of passage within the Airport, as may from time to time be designated by Pan American for the use of the public.

9.2 The User shall have the right of ingress and egress between the Space and the public landing areas at the Airport by means of connecting taxiways, to be used in common with others having rights of passage thereon.

9.3 The use of any such roadway or taxiway shall be subject to the Rules and Regulations of the Airport which are now in effect or which may hereafter be promulgated for the safe and efficient operation of the Airport. Pan American may, at any time, temporarily or permanently, close or consent to or request the closing of, any such roadway or taxiway and any other way at, in or near the Space presently or hereafter used as such, so long as a reasonable means of ingress and egress as provided above remains available to the User. The User hereby releases and discharges the Port Authority, its Commissioners, officers, employees and agents; Pan American, its subsidiaries, their Directors, officers, employees and agents and all municipalities and other governmental authorities and their respective successors and assigns, of and from any and all claims, demands, or causes of action which the User may now or at any time hereafter have against any of the foregoing, arising or alleged to arise out of the closing of any street, roadway or other area, whether within or outside the Space. The User shall not do or permit anything to be done which will interfere with the free access and passage of others to space adjacent to the Space or in any streets or roadways near the Space.

10.      Various Obligations of the User

10.1 The User shall conduct its operations in an orderly and proper manner and so as not to annoy, disturb or be offensive to others at the Space on the Airport. The User shall take all reasonable measures:

10.1.1 to eliminate vibrations tending to damage any equipment, structure, building or portion of a building which is on the Space, or is a part thereof, or is located elsewhere on the Airport, and

10.1.2   to keep the sound level of its operations as low as possible.

10.2 The User shall control the conduct, demeanor and appearance of its employees and invitees and of those doing business with it, and upon objection from Pan American concerning the conduct, demeanor or appearance of any such shall immediately take all lawful steps necessary to remove the cause of the objection. If Pan American shall so request, the User agrees to supply and require its employees to wear or carry badges or other suitable means of identification, which shall be subject to the prior and continuing approval of the Manager of the Airport.

10.3 It is the intent of the parties hereto that noise caused by aircraft engine operation shall be held to a minimum. To this end the User will conduct its operations in such a manner as to keep the noise produced by aircraft engines and component parts thereof to a minimum by such methods as are practicable, considering the extent and type of the operations of the User. In addition, the User will employ the maximum amount of noise arresting and noise reducing devices that are available and economically practicable, considering the extent of the operations of the User. In its use of the Space, the User shall take all possible care, caution and precaution and shall use its best efforts to minimize prop or jet blast interference to aircraft operating on or to buildings, structures and roadways, now located on or which in the future may be located on areas adjacent to the Space. In the event Pan American determines that the User has not curbed the prop or jet blast interference, the User hereby covenants and agrees to erect and maintain at its own expense such structure or structures as may be necessary to prevent prop or jet blast interference subject, however, to the prior written approval of Pan American as to type, manner and method of construction.

10.4 The User shall daily remove from the Space by means of facilities provided by User all garbage, debris and other waste materials arising out of or in correction with its operations hereunder, and any such not immediately removed shall be temporarily stored in a clean and sanitary condition in suitable garbage and waste receptacles, the same to be made of metal and equipped with tight-fitting covers, and to be of a design safely and properly to contain whatever material may be placed therein, said receptacles being provided and maintained by the User. The receptacles shall be kept covered except when filling or emptying the same. The User shall exercise extreme care in removing such garbage, debris and other waste materials from the Space. The manner of such storage and removal shall be subject in all respects to the continual approval of Pan American. No facilities of the Airport shall be used for such removal unless with Pan American's prior consent in writing. No such garbage, debris or other waste materials shall be or be permitted to be thrown, discharged or disposed into or upon the waters at or bounding the Space.

10.5 It is intended that the standards and obligations imposed by this Section shall be maintained or complied with by the User in addition to its compliance with all applicable Federal, State and Municipal laws, ordinances and regulations, and in the event that any of said laws, ordinances and regulations shall be more stringent than such standards and obligations, the User agrees that it will comply with such laws, ordinances and regulations in its operations hereunder. Changes in such laws or regulations are not grounds for termination of this Agreement.

10.6 The User shall promptly observe, comply with and execute the provisions of any and all present and future rules and regulations, requirements, orders and directions of the National Fire Protection Association and the Fire Insurance Organization of New Jersey or of any other board or organization exercising or which may exercise similar functions which may pertain or apply to the operations of the User on the Space and the User shall, subject to and in accordance with the provisions of this Agreement relating to construction by the User, make any and all structural or nonstructural improvements, alterations or repairs of the Space that may be required at any time hereafter by any such present or future rule, regulation, requirement, order or direction. If by reason of any failure on the part of the User to comply with the provisions of this Section, any fire insurance, extended coverage or other insurance rate on the Space or any part thereof, or on the Airport or any part thereof, shall at any time be higher than it otherwise would be, then the User shall pay to Pan American that part of all premiums paid by Pan American which shall have been charged because of such violation or failure by the User.

10.7 In addition to compliance by the User with all laws, ordinances, governmental rules, regulations and orders now or at any time in effect during the term of the use hereunder which as a matter of law are applicable to the operation, use or maintenance by the User of the Space or the operations of the User under this Agreement (the foregoing not to be construed as a submission by Pan American or the Port Authority to the application to itself of such requirements or any of them), the User agrees that it shall conduct all its operations under the Agreement and shall operate, use and maintain the Space in accordance with a high standard and in such manner that there will be at all times a minimum of air pollution, water pollution or any other type of pollution and a minimum of noise emanating from, arising out of or resulting from the operation, use or maintenance of the Space by the User and from the operations of the User under this Agreement. Pan American hereby reserves the right from time to time and at any time during the term of the Agreement to require the User, and the User agrees to design and construct at its sole cost and expense such reasonable structures, fences, equipment, devices and other facilities as may be necessary or appropriate to accomplish the objectives as set forth in the first sentence of this paragraph. All locations, the manner, type and method of construction and the size of any of the foregoing shall be determined by Pan American. The User shall submit for Pan American approval a Construction Application together with its plans and specifications covering the required work and upon receiving such approval shall proceed diligently to construct the same.

10.8 The obligations assumed by the User under the above paragraph shall continue throughout the term of this Agreement and shall not be limited, affected, impaired or in any manner modified by the fact that Pan American or the Port Authority shall have approved any Construction Application and supporting plans, specifications and contracts covering construction work and notwithstanding the incorporation therein of Pan American's or the Port Authority's recommendations or requirements and notwithstanding that Pan American and the Port Authority may have at any time during the term of the Agreement consented to or approved any particular procedure or method of operation which the User may have proposed, or Pan American or the Port Authority may have itself prescribed the use of any procedure or method. The agreement of the User to assume the obligations under the above paragraph is a special inducement and consideration to Pan American in entering into this Agreement with the User.

10.9 The Port Authority has applied for and received a grant or grants of money from the Administrator of the Federal Aviation Administration pursuant to the Federal Airport Act of 1946 and pursuant to the Airport and Airway Development Act of 1970 (49 U.S.C. 1701), as the same have been amended and supplemented, and the Port Authority may in the future apply for and receive further such grants. Pan American under its Operating Agreement with the Port Authority for Teterboro Airport, Dated September 19, 1967, has assumed certain obligations of the Port Authority under the Grant Agreement and in connection therewith, the Port Authority and Pan American may in the future undertake certain additional obligations respecting the operation of the Airport and the activities of contractors, lessees and permittees thereon. The performance by the User of the promises and obligations contained in this Agreement is therefore a special consideration and inducement to Pan American to enter into this Agreement and the User further covenants and agrees that if the Administrator of the Federal Aviation Administration or any other governmental officer or body having jurisdiction over the enforcement of the obligations of the Port Authority and/or Pan American in connection with Federal Airport Aid, shall make any orders, recommendations or suggestions respecting the performance by the User will promptly comply therewith, at the time or times when and to the extent that Pan American may direct.

10.10 The User shall be solely responsible for compliance with the provisions of this Section and no act or omission of Pan American shall relieve the User of such responsibility.

11.      Prohibited Acts

11.1 The User shall not install, maintain, operate or permit the installation, maintenance or operation of any restaurant, kitchen, stand or other establishment of any type for the sale of food or of any vending machines or device designed to dispense or sell merchandise or services of any kind to the public, except that User may, for the benefit of its employees, customers, guests and visitors install coin operated vending machines or services for the dispensing and sale of the following:

11.1.1   Hot and cold packaged foods;

11.1.2   Hot and cold beverages;

11.1.3   Candy and chewing gum;

11.1.4   Tobacco and tobacco products;

11.1.5   Newspapers and periodicals;

11.1.6   Telephone services (pay stations)

         (hereinafter called "vending machines").

11.2 If User, installs or causes to be installed vending machines on the Space for the limited sale of merchandise or services permitted hereunder, User shall have the right to retain the revenues derived therefrom, provided, however, that:

11.2.1 The User shall itself, and shall also require its contractors, to indemnify and hold harmless Pan American, its subsidiaries, their Directors, officers, agents and employees and the Port Authority, its Commissioners, officers, agents and employees (to include reasonable attorney's and other professional fees) from and against all claims and demands of third persons (including employees, (to include reasonable attorney and other professional fees) officers and agents of Pan American and the Port Authority) arising or alleged to arise out of the installation, operation or maintenance of the vending machines (or consumable obtained therefrom) or arising or alleged to arise out of any actual or alleged infringement of any patent, trademark or copyright or any alleged or actual unfair competition in any wise connected with the operation of the vending machines whether or not such claims, demands, causes of action, liabilities, etc. are made or asserted before or after termination or expiration of this agreement.

11.3 The limited right to install, operate and maintain vending machines granted to User herein may be terminated by Pan American at any time during the term of this Agreement upon ninety (90) days' notice to the User and Pan American, at any time thereafter, may substitute for the User's vending machines other machines selling similar merchandise or services operated by Pan American or by its permittee or concessionaire and thereupon User shall remove its machines.

11.4 Upon installation by Pan American or by its permittee or concessionaire of vending machines in substitution of User's vending machines, all revenues derived therefrom shall be retained by Pan American.

11.5 Upon rendering of notice to User of termination of the right to operate vending machines, Pan American may elect to permit User's vending machines to remain, but in such case, User shall pay or cause to be paid to Pan American each month for each machine upon the same basis for the preceding month as any permittee or concessionaire of Pan American then operating machines at the Airport for sale to the general public of similar merchandise or rendering of similar services.

11.6 The termination by Pan American of the limited right of User to install vending machines at the Space shall be nondiscriminatory in that similar rights granted to

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

         other Users at the Airport shall be terminated concurrently therewith, and in the exercise of such right by Pan American User shall not be entitled to assert any claim or institute any action or proceeding at law or in equity to assert any claim on account thereof whether for loss, damages or loss of revenue, consequential or otherwise.

11.7 The User shall nor overload any floor or paved area on the Space and shall repair any floor including supporting members and any paved area damaged by overloading.

11.8 The User shall not do or permit to be done anything which may interfere with the effectiveness or accessibility of the utility, mechanical, electrical, drainage and sewer systems, fire-protection system and other systems installed or located on or in the Space.

11.9 The User shall not commit any nuisance or permit its employees or others on the Space with its consent to commit or create or continue or tend to create any nuisance on the Space or in or near the Airport.

11.10 The User shall not cause or permit to be caused or produced upon the Space, to permeate the same or to emanate therefrom, any unusual, noxious or objectionable smokes, gases, vapor or odors.

11.11.1 The User shall not do or permit to be done any act or thing upon the Space which:

11.11.2 will invalidate or conflict with any fire insurance policies covering the Space or any part thereof, or the Airport or any part thereof; or

11.11.3 which, in the opinion of Pan American, may constitute an extra hazardous condition so as to increase the risks normally attendant upon the operations permitted by this Agreement; or

11.11.4 which will increase the rate of any fire insurance, extended coverage or other insurance on the Airport or any part thereof or upon the contents of any building or structure thereon.

12.      Rules and Regulations

12.1 User shall observe and obey and shall compel others on the Space and those doing business with it with respect to the Space to observe and obey such Rules and Regulations of the Airport as are now in effect or as may be promulgated from time to time for the government and conduct of operations of the Airport for reasons of safety, health or preservation of property, for the good and orderly appearance of the Space and for the safe and efficient operation and use of the Space. If a copy of the Rules and Regulations is not attached, then Pan American will make a copy thereof available to the User at the office of the Manager of Teterboro Airport.

13.      Signs

13.1 Except with the prior written approval of Pan American, the User shall not erect, maintain or display any advertising, signs, posters or similar devices at or on the Space.

13.2 Upon demand by Pan American, the User shall remove, obliterate or paint out any and all advertising, signs, posters and similar devices placed by the User on the Space or elsewhere on the Airport without the prior approval of Pan American. In the event of a failure on the part of the User so to remove, obliterate or paint out each and every sign or piece of advertising and so to restore the Space and the Airport, Pan American may perform the necessary work and the User shall pay the costs thereof to Pan American on demand.

14.      Construction by the User

14.1 The User shall not erect any structures, make any improvements or do any construction work on the Space, or install any fixtures (other than trade fixtures, removable without material damage to the Space, any such damage to be immediately repaired by the User) without the prior written approval of Pan American through the medium of a construction or alteration application and in the event any construction, improvement, alteration, modification, addition, repair or replacement is made without such approval, then upon reasonable notice so to do, the User will remove the same or at the option of Pan American, cause the same to be changed to the satisfaction of Pan American. In case of any failure on the part of the User to comply with such notice, Pan American may effect the removal or change and User shall pay the cost thereof to Pan American.

14.2 Title to any construction, improvement, alteration, modification or addition performed by User at or on the Space in accordance with a Pan American approved construction or alteration application shall vest in the Port Authority immediately upon completion without any further action or notice of any kind.

15.      Assignment

15.1 The User agrees that it will not grant the right of sub-use, sell, convey, transfer, assign, mortgage or pledge this Agreement or any part thereof or any rights granted thereby in the Agreement hereunder or any part hereof without the prior written consent of Pan American, which consent shall not be unreasonable withheld.

15.1.1 In the event that such right of sub-use is granted by Pan American, the User agrees to pay to Pan American an amount equal to Fifty Percent (50%) of any fees paid by the sub-user to the User in excess of the fees due to Pan American under Section 3 of the Agreement.

15.2 Notwithstanding the provisions of the foregoing subsection, the User may assign this Agreement in its entirety to any successor in interest to the User with or into which the User may be merged or consolidated or to any entity to whom the User has sold all or substantially all of its assets, provided that each such succeeding entity or purchaser shall execute and deliver an instrument to Pan American in a form satisfactory to Pan American assuming the obligations of the User under this Agreement, and provided, further, that the User shall execute and deliver to Pan American a statement to the effect the User's guarantee of the obligations hereunder shall cover hereunder the obligations of each succeeding entity or purchaser.

15.3 Nothing contained herein nor the privileges of assignment or granting the right of sub-use as set forth in Section 15.1.1 and 15.2 above shall be or be deemed to constitute a waiver or release of liability of the User and the User agrees that it shall at all time remain primarily liable for all of the obligations imposed upon it as User under this Agreement as if no assignment of or granting of right of sub-use under this Agreement was ever made or attempted.

15.4 If the User assigns, sells, conveys, transfers, mortgages, pledges or grants the right of sub-use under this Agreement in violation of the foregoing provisions of this Section 15, Pan American may collect from any assignee, sub-user or anyone who claims a right to this Agreement or who occupies the Space or any part thereof, and shall apply the net amount collected to the fees herein reserved; and no such collection shall be deemed a waiver by Pan American of the covenants contained in this Section 15 nor of acceptance by Pan American of any assignee, sub-user, claimant or occupant nor a release of the User by Pan American from the further performance by the User of the covenants contained herein.

16.      Condemnation

16.1 The User, in any action or proceeding instituted by any governmental agency or agencies for the taking for a public use of any interest in all or any part of the Space, shall not be entitled to assert any claim to any compensation or award or part thereof made or to be made therein or therefor, or to institute any action or proceeding or to assert any claim against such agency or agencies or against the Port Authority or Pan American, or its subsidiaries and affiliates for or on account of any such taking (except the possible claim to an award for loss of the User's removable fixtures), it being understood and agreed between Pan American and the User that Pan American shall be entitled to all the compensation or awards made or to be made or paid for in such taking, free of any claim or right of the User.

16.2 In the event of a taking of the entire Space by any governmental agency or agencies, then this Agreement shall be cancelled as of the date possession is taken from the Port Authority by the agency or agencies, and shall cease and expire in the same manner and with the same effect as if the Agreement had on that date expired.

16.3 In the event that all or any portion of the Space is required by the Port Authority to comply with any present or future governmental law, rules, regulation, requirement, order or direction, Pan American may by notice given to the User terminate the Agreement with respect to all or such portion of the Space so required. Such termination shall be effective on the date specified in the notice. The User hereby agrees to deliver possession of all or such portion of Space so required upon the effective date of such termination.

16.4 No taking by or conveyance to any governmental authority as described above nor any delivery by the User nor taking by the Port Authority pursuant to this subsection shall be or be construed to be a breach of this Agreement or be made the basis of any claim by the User against the Port Authority or Pan American or its subsidiaries and affiliates for damages, consequential or otherwise.

16.5 In the event of a taking by any governmental agency or agencies or by the Port Authority of a part of the Space, then use of such part only shall, as of the date possession thereof is taken, cease and determine, and the Fees thereafter to be paid by the User to Pan American shall be abated as hereinafter provided from and after the date of such taking. In the event that a substantial part shall be taken, which shall be deemed to mean a taking so extensive that the User is unable to use or operate the Space for the purposes expressed in this Agreement, then the User shall have the right to be exercised within thirty (30) days of the taking to terminate this Agreement, such termination to have the same effect as expiration.

17.      Non-Discrimination

17.1 Without limiting the generality of any of the provisions of this Agreement, the User, for itself, its successors in interest, and assigns, as a part of the consideration hereof, does hereby covenant and agree as a covenant running with the land that (1) no person on the grounds of sex, race, color, or national origin shall be excluded from participation in, denied the benefits of, or be otherwise subjected to discrimination in the use of the Space, (2) that in the construction of any improvement on, over, or under the Space and the furnishing of services thereon, no person on the grounds of race, color, or national origin shall be excluded from participation in, denied the benefits of, or otherwise subjected to discrimination, (3) that the User shall use the Space in compliance with all other requirements imposed by or pursuant to Title 49, Code of Federal Regulations, Department of Transportation, Subtitle A, Office of the Secretary, Part 21, nondiscrimination in Federally-assisted programs of the Department of Transportation-Effectuation of Title VI of the Civil Rights Act of 1964, and as said Regulations may be amended, and any other present or future laws, rules, regulations, orders or directions of the United States of America with respect thereto which from tine to time may be applicable to the User's operations thereat, whether by reason of agreement between Pan American and the United States Government or otherwise.

17.2 The User assures that it will undertake an affirmative action program as required by 14 CFR Part 152, Subpart E, to insure that no person shall on the grounds of race, creed, color, national origin, or sex be excluded from participating in any employment activities covered in 14 CFR Part 152, Subpart E. The User assures that no person shall be excluded on these grounds from participating in or receiving the services or benefits of any program or activity covered by this subpart. The User assures that it will require that its covered suborganization provide assurances to the

         User that they similarly will undertake affirmative action programs and that they will require assurances from their suborganizations, as required by 14 CFR Part 152, Subpart E, to the same effect.

17.3 The User shall include the provisions of the above subsections in every agreement or concession pursuant to which any person or persons, other than the User, operates any business or facility in or at the Space providing services to the public and shall also include therein a provision granting Pan American a right to take such action as the United States may direct to enforce such covenant.

17.4 The User's noncompliance with the provisions of this Section shall constitute a material breach of the Agreement. In the event of the breach by the User of any of the above nondiscrimination provisions, Pan American may take any appropriate action to enforce compliance; or in the event such noncompliance shall continue for a period of twenty
         (20) days after receipt of written notice from Pan American, Pan American shall have the right to terminate this Agreement with the same force and effect as a termination under the Section of the Agreement providing for termination for default by the User in the performance or observance of any other term or provision of the Agreement; or may pursue such other remedies as may be provided by law; and as to any or all of the foregoing, Pan American may take such action as the United States may direct.

17.5 The User shall indemnify and hold harmless Pan American, its subsidiaries and affiliates and the Port Authority (to include reasonable attorney's and other professional fees) from any claims and demands of third persons including the United States of America resulting from the User's noncompliance with any of the provisions of this Section and the User shall reimburse Pan American and the Port Authority for any loss or expense incurred by reason of such noncompliance, whether or not such claims, demands, causes of action, liability, etc., are made or asserted before or after termination or expiration of this agreement.

17.6 Nothing contained in this Section shall grant or shall be deemed to grant to the User the right to transfer or assign the Agreement, to make any agreement or concession of the type mentioned in this Section, or any right to perform any construction on the Space.

18.      Governmental Requirements

18.1 The User shall procure all licenses, certificates, permits or other authorization from all governmental authorities, if any, having jurisdiction over the User's operations at the Space which may be necessary for the User's operations thereat.

18.2 The User shall pay all taxes, license, certification, permit and examination fees and excise which may be assessed, levied, exacted or imposed on the Space or operation hereunder or on the gross receipts or income to User therefrom, and shall make all applications, reports and returns required in connection therewith.

18.3 Pan American has agreed by a provision in its agreement with the Port Authority covering the Airport to conform to the enactments, ordinances, resolutions and regulations of various governmental authorities having jurisdiction of the airport and of their various departments, boards and bureaus in regard to construction and maintenance of buildings and structures and in regard to health and fire protection. The User shall, within forty-eight (48) hours after its receipt of any notice of violation, warning notice, summons or other legal process for the enforcement of any such enactment, ordinance, resolution or regulation, deliver the same to Pan American. Unless otherwise directed in writing by Pan American because the same is inapplicable, the User shall conform to such enactments, ordinances, resolutions and regulations insofar as they relate to the operations of the User at the Space. In the event of compliance with any such enactment, ordinance, resolution or regulation on the part of the User, acting in good faith, commenced after such delivery to Pan American but prior to the receipt by the User of a written direction from Pan American, such compliance shall not constitute a breach of this Agreement, although Pan American thereafter notifies the User to refrain from such compliance.

18.4 The User shall promptly observe, comply with and execute the provisions of any and all present and future governmental laws, rules, regulations, requirements, orders and directions which may pertain or apply to the User's operations at the Space.

18.5 The User's obligations to comply with governmental requirements are provided herein for the purpose of assuring proper safeguards for the protection of persons and property at the Space.

19.      Rights of Entry Reserved

19.1 The Port Authority, by its officers, employees, agents, representatives and contractors and Pan American and its subsidiaries and affiliates by its officers, employees, agents, representatives and contractors shall have the right at all reasonable times to enter upon the Space for the purpose of inspecting the same, for observing the performance by the User of its obligations under this Agreement and for the doing of any act or thing which the Port Authority or Pan American nay be obligated or have the right to do under this Agreement, or otherwise.

19.2 Without limiting the generality of the foregoing, Pan American, by its officers, employees, agents, representatives and contractors and by the employees, agents, representatives and contractors of any furnisher of utility services in the vicinity, shall have the right, for its own benefit, for the benefit of the User, or for the benefit of others than the User at the Airport, to maintain existing and future utilities systems or portions thereof on the Space, including therein, without limitation thereto, systems for the supply of heat, water, gas, fuel, electricity and for the furnishing of fire-alarm, fire-protection, sprinkler, sewerage, drainage, telegraph and telephone services, including all lines, pipes, mains, wires, conduits and equipment connected with or appurtenant to such systems, and to enter upon the Space at all reasonable times to make such repairs, replacements or alterations as may, in the opinion of Pan American, be deemed necessary or advisable and, from time to time to construct or install over, in or under the Space new systems or parts thereof, including lines, pipes, mains, wires, conduits and equipment; provided, however, that in the exercise of such rights of repair, alteration or new construction Pan American shall not unreasonably interfere with the use and occupancy of the Space by the User.

19.3 The exercise of any or all of the foregoing rights by the Port Authority, Pan American or others shall not be or be construed to be an eviction of the User nor be made the grounds for any abatement of fees, nor any claim or demand for damages, consequential or otherwise.

19.4 Nothing in this Section shall impose or shall be construed to impose upon Pan American or the Port Authority any obligation so to construct or maintain or to make repairs, replacements, alterations or additions, or shall create any liability for any failure so to do.

20.      Basic Agreement

20.1 In the event the Basic Agreement is terminated, revoked, cancelled or expires, this Agreement shall terminate on the day preceding such date the same as if such preceding date were the expiration date of the term of this Agreement and such termination, revocation, cancellation or expiration of the Basic Agreement shall not be deemed a breach of this Agreement.

21.      Patents, Trademarks

21.1 The User represents that it is the owner of or fully authorized to use any and all services, processes, machines, articles, marks, names or slogans used by it in its operations under or in anywise connected with this Agreement. The User agrees to indemnify and to save and hold the Port Authority, Pan American, its subsidiaries and affiliates, their Commissioners, Directors, officers, employees, agents and representatives free and harmless of and from any loss, liability, expense, suit or claim for damages in connection with any actual or infringement of any patent, trademark or copyright, or arising from any alleged or actual unfair competition or other similar claim arising out of the operations of the User under or in anywise connected with this Agreement, whether or not such claims, demands, causes of action, liabilities, etc., are made or asserted before or after termination or expiration of this Agreement and to include reasonable attorney's and other professional fees.

22.      Additional Fees and Charges

22.1 If Pan American is required or elects to pay any sum or sums or incurs any obligations or expense by reason of the failure, neglect or refusal of the User to perform or fulfill any one or more of the conditions or agreements contained in this Agreement, or as a result of an act or omission of the User contrary to the said conditions and agreements, the User agrees to pay the sum or sums so paid or the expense so incurred, including all interest, costs, damages and penalties, and the same may be added to any installment of Fees thereafter due hereunder, and each and every part of the same shall be and become additional Fees, recoverable by Pan American in the same manner and with like remedies as if they were originally a part of the Fees as set forth in the Section entitled "Fees to Pan American" hereof.

23.      Right of Re-Entry

23.1 Pan American shall, as an additional remedy upon the giving of a notice of termination as provided in the Section entitled "Termination by Pan American" hereof, have the right to re-enter the Space and every part thereof upon the effective date of termination without further notice of any kind, and may regain and resume possession either with or without the institution of summary or any other legal proceedings or otherwise. Such re-entry or regaining or resumption of possession, however, shall not in any manner affect, alter or diminish any of the obligations of the User under this Agreement, and shall in no event constitute an acceptance of surrender.

24.      Surrender

24.1 The User covenants and agrees to yield and deliver peaceably to Pan American, possession of the Space on the date of cessation of the Agreement, whether such cessation be by termination, expiration or otherwise, promptly and in good condition, except for reasonable wear which does not cause or tend to cause deterioration of the improvements or adversely affect the efficiency or proper utilization thereof.

25.      Termination by Pan American

25.1 Upon the occurrence of any of the following events or at any time thereafter during the continuance thereof, Pan American may terminate the rights of the User under this Agreement upon five (5) days' written notice, such termination to be effective upon the date specified in such notice:

25.1.1 The User shall become insolvent or shall take the benefit of any present or future insolvency statute, or shall make a general assignment for the benefit of creditors, or file a voluntary petition in bankruptcy or a petition or an answer seeking an arrangement or its reorganization or the readjustment of its indebtedness under the federal bankruptcy laws or under any other law or statute of the United States or of any State thereof, or consent to the appointment of a receiver, trustee or liquidator of all or substantially all of its property; or

25.1.2 By order of decree of a court, the User shall be adjudged bankrupt or an order shall be made approving a petition filed by any of the creditors or, if the User is a corporation, by any of the stockholders of the user, seeking its reorganization or the readjustment of its indebtedness under the federal bankruptcy laws or under any law or statute of the United States or of any State thereof; or

25.1.3 A petition under any part of the federal bankruptcy laws or an action under any present or future insolvency law or statute shall be filed against the User and shall not be dismissed within thirty (30) days after the filing thereof; or

25.1.4 Except as may be provided in the Section of this Agreement entitled "Assignment," the interest of User under this Agreement shall be transferred to, pass to or devolve upon, by operation of law or otherwise, any other person, firm or corporation; or

25.1.5 The User, if a corporation, shall, without the prior written approval of Pan American, become a successor or merged corporation in a merger, a constituent corporation in a consolidation, or a corporation in dissolution; or

25.1.6 By or pursuant to, or under authority of any legislative act, resolution or rule, or any order or decree of any court or governmental board, agency or officer having jurisdiction, a receiver, trustee, or liquidator shall take possession or control of all or substantially all of the Space of the User and such possession or control shall continue in effect for a period of twenty (20) working days; or

25.1.7 The User shall voluntarily abandon, desert or vacate the Space or discontinue its operations at the Airport, or, after exhausting or abandoning any right of further appeal, the User shall be prevented for a period of sixty (60) days by action of any governmental agency having jurisdiction thereof, from conducting its operations at the Airport, regardless of the fault of the User; or

25.1.8 Any lien is filed against the Space because of any act or omission of the User and is not removed within forty-five (45) days after notice to the User thereof; or

25.1.9 The User shall fail duly and punctually to pay the Fees or to make any other payment required hereunder when due to Pan American and shall persist in its failure for a period of ten (10) days following the receipt of written notice of such default from Pan American; or

25.1.10 The User shall fail to keep, perform and observe each and every other promise and agreement set forth in this Agreement on its part to be kept, performed, or observed, within ten (10) days after receipt of notice of default thereunder from Pan American (except where fulfillment or its obligation requires activity over a period of time, and the User shall have commenced substantially to perform whatever may be required for fulfillment within ten (10) days after receipt of notice and continues diligently such substantial performance without interruption except for causes beyond its control); or

25.1.11 There shall be an occurrence of any of the events of default resulting in termination of any other use and occupancy agreements or permits between the User and Pan American at the Airport.

25.2 If any of the events enumerated in the above subsections of this Section shall occur prior to the effective date of this Agreement, the User shall not be entitled to enter into possession of the Space, and Pan American upon the occurrence of any such event, or at any time thereafter during the continuance thereof by twenty-four (24) hours' notice may cancel this Agreement, such cancellation to be effective upon the date specified in such notice.

25.3 No acceptance by Pan American of fees, charges, or other payments in whole or in part for any period or periods after a default of any of the terms, agreements and conditions hereof to be performed, kept or observed by the User shall be deemed a waiver of any right on the part of Pan American to terminate this Agreement.

25.4 No waiver by Pan American of any default on the part of the User in performance of any of the terms, covenants or conditions hereof to be performed, kept or observed by the User shall be or be construed to be a waiver by Pan American, of any other or subsequent default in performance of any of the valid terms, agreements and conditions.

25.5 The rights of termination described above shall be in addition to any other rights of termination provided in this Agreement and in addition to any rights and remedies that Pan American would have at law or in equity consequent upon any breach of this Agreement by the User, and the exercise by Pan American of any right of termination shall be without prejudice to any other such rights and remedies, except that in the event of termination pursuant to the portion of the subsection above of this Section reading "after exhausting or abandoning any right of further appeal, the User shall be prevented for a period of sixty
         (60) days by action of any governmental agency having jurisdiction thereof, from conducting its operations at the Airport, regardless of the fault of the User," the sole right of Pan American shall be a right of termination.

26.      Survival of the Obligations of the User

26.1 In the event that the Agreement shall have been terminated in accordance with a notice of termination as provided in the Section entitled "Termination by Pan American" hereof, or in the event that Pan American has re-entered, regained or resumed possession of the Space in accordance with the provisions of the Section entitled "Right of Re-Entry" hereof, all the obligations of the User under this Agreement shall survive such termination or cancellation, re-entry, regaining or resumption of possession and shall remain in full force and effect for the full term of this Agreement, and the amount or amounts of damages or deficiency shall become due and payable to Pan American to the same extent, at the same time or times, and in the same manner as if no termination, cancellation, re-entry, regaining or resumption of possession had taken place. Pan American may maintain separate actions each month to recover the damage or deficiency then due or at its option and at any time may sue to recover the full deficiency, for the entire unexpired term of the Agreement.

26.2 The amount of damages for the period of time subsequent to termination or cancellation (or re-entry, regaining or resumption of possession) on account of the User's Fee obligations, shall be the sum of the following:

26.2.1 The amount of the total of all installments of fees pursuant to the Section entitled "Fees to Pan American" hereof, less the installments thereof payable prior to the effective date of termination except that the credit to be allowed for the installment payable on the first (1st) day of the month in which the termination is effective shall be prorated for the part of the month the Agreement remains in effect on the basis of the total days in the month; and an amount equal to all expenses incurred by Pan American in connection with regaining possession, restoring the Space, acquiring a User for the Space, legal expenses (including but not limited to attorneys' fees), putting the Space in order including, without limitation to, cleaning, redecorating (on failure of the User to restore), maintenance and brokerage fees.

27.      Use Subsequent to Cancellation or Termination

27.1 Pan American, upon termination or cancellation pursuant to the Section entitled "Termination by Pan American" of this Agreement, or upon any re-entry, regaining or resumption of possession pursuant to the Section entitled "Right of Re-Entry" of this Agreement, may occupy the Space or may enter into an agreement with another User and shall have the right to permit any person, firm or corporation to enter upon the Space and use the same. Such use may be part only of the Space or of the entire Space or a part thereof, together with other space, and for a period of time the same as or different from the balance of the term hereunder remaining, and on terms and conditions the same as or different from those set forth in this Agreement. Pan American shall also, upon said termination or cancellation, or upon said re-entry, regaining or resumption of possession, have the right to repair and to make structural or other changes in the Space, including changes which alter the character of the Space and the suitability thereof for the purposes of the User under this Agreement, without affecting, altering or diminishing the obligations of the User hereunder.

27.2 In the event either of use by others or of any actual use and occupancy by Pan American, there shall be credited to the account of the User against its survived obligations hereunder any net amount remaining after deducting from the amount actually received from any User, licensee, permittee or other occupier in connection with the use of the said Space or portion thereof during the balance of the term of use and occupancy as the same is originally stated in this Agreement, or from the market value of the occupancy of such portion of the Space as Pan American may itself during such period actually use and occupy, less all expenses, costs and disbursements incurred or paid by Pan American in connection therewith.

27.3 No such use and occupancy shall be or be construed to be an acceptance of a surrender of the Space, nor shall such use and occupancy constitute a waiver of any rights of Pan American hereunder. Pan American will use its best efforts to minimize damages to User under this Section commensurate with its obligations under the Basic Agreement.

28.      Remedies to be Non-Exclusive

28.1 Except where otherwise specifically provided, all remedies provided in this Agreement shall be deemed cumulative and additional and not in lieu of or exclusive of each other or of any other remedy available to either party at law or in equity.

29.      Limitation of Rights and Privileges Granted

29.1 No exclusive rights at the Airport are granted by this Agreement and no greater rights or privileges with respect to the use of the Space or any part thereof are granted or intended to be granted to the User by this Agreement, or by any provision thereof, than the rights and privileges expressly and specifically granted hereby.

30.      Option for Renewal

30.1 The User shall have the right to extend this Agreement for an additional period of (5) years ("extended term") on the same terms and conditions except for fees and this option, upon condition that:

30.1.1 The User shall notify Pan American of its desire to so extend this Agreement on or before December 31, 1989; and

30.1.2 At both the date of receipt of notice to Pan American and on January 1, 1991:

30.1.3 the User shall be in possession of and occupying the Space under this Agreement,

30.1.4 the User shall not be under notice of termination from Pan American, and

30.1.5 the User shall not be in default in the performance of any of the terms, covenants and agreements contained herein and to be performed by the User.

30.2 Upon the date the option shall have become effective and throughout the extended term User shall pay to Pan American the following fees:

30.2.1 A basic annual fee of Two Hundred Thousand Twenty Two Dollars and Eighty Four Cents ($200,022.84) multiplied by a fraction the numerator of which shall be all Urban Consumers of the Bureau of Labor Statistics of the United States Department of Labor, all items, Selected Large Cities for the New York - Northeastern New Jersey area (hereinafter called "the CPI") as published for the month of December 1990 and the denominator of which shall be the CPI published for the month of June 1985.

30.2.2 In computing the basic annual fee for the extended term, in no event shall the basic annual fee be less than Two Hundred Thousand Twenty Two Dollars and Eight Four Cents ($200,022.84).

30.2.3   The basic annual fee for the extended term as computed in Section
         30.2.1 above shall be payable in equal monthly installments each and every month throughout the extended term.

31.      Removal of Personal Property

31.1 The User shall have the right at any time during the term of this Agreement to remove its equipment, inventories, removable fixtures and other personal property from the Space.

31.2 If the User shall fail to remove its property on or before the termination or expiration of the term, Pan American may remove such property to a public warehouse for deposit or retain the same in its own possession, all without insurance, and sell the same at public auction, the proceeds of which shall be applied first, to the expense of removal, storage and sale; second, to any sums owed by the User to Pan American, with any balance remaining to be paid to the User, but if the expenses of such removal, storage and sale shall exceed the proceeds of sale, the User shall pay such excess to Pan American upon demand.

32.      Brokerage

32.1 The User represents and warrants that no broker has been concerned on its behalf in the negotiation of this Agreement and that there is no such broker who is or may be entitled to be paid a commission in connection therewith. The User shall indemnify and save harmless Pan American its subsidiaries and affiliates of and from any claim for commission or brokerage made by any such broker when such claim is based in whole or in part upon any act or omission of the User, whether or not such claims, demands, causes of action, liabilities, etc., are made or asserted before or after termination or expiration of this Agreement (to include reasonable attorney's and other professional fees).

33.      Notices

33.1 Except where expressly required or permitted herein to be oral, all notices, requests, consents and approvals required to be given to or by either party shall be in writing, and all such notices and requests shall be personally delivered to the duly designated officer or representative of such party or delivered to the office of such officer or representative during regular business hours, or forwarded to him or to the party at such address by certified mail.

         Notices to Pan American shall be directed to:

                  J. Scott Piper
                  Authorized Representative
                  Pan Am World Services
                  Pan Am Building
                  Teterboro Airport, New Jersey  07608
         with copy to:

                  Airport Manager
                  399 Industrial Avenue
                  Teterboro Airport, New Jersey 07608

         Notices to User shall be directed to:

                  Manager, Aviation Transportation
                  Texaco, Inc.
                  177 Industrial Avenue
                  Teterboro Airport
                  Teterboro, New Jersey 07608

34.      Construction and Application of Terms

34.1 The Section and subsection headings, if any, in this Agreement, are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of intent of any provision hereof.

35.      Non-Liability of Individuals

35.1 Neither the Directors of Pan American, its subsidiaries and affiliates, or User nor any officers, agents or employees thereof, shall be charged personally by the other with any liability or held liable to the other under any term or provision of this Agreement, or because of its execution or attempted execution, or because of any breach or attempted or alleged breach thereof.

36.      Abatement

36.1 If at any time the User shall become entitled to abatement of Fees by the provisions of this Agreement or otherwise, the abatement of Fees shall be made on an equitable basis giving effect to the amount and character of the Space, the use of which is denied the User as compared with the entire Space.

37.      Port Authority Consent

37.1 This Agreement shall become effective upon the execution hereof by all parties hereto and the execution of a Consent Agreement between and among the Port Authority, Pan American, and User.

38.      Entire Agreement

38.1     This Agreement consists of the following:

         Sections 1 through 38 and Exhibit A.

38.2 The foregoing constitutes the entire Agreement of the parties on the subject matter hereof. It may not be changed, modified, discharged or extended except by written instrument duly executed by Pan American and the User. The User agrees that no representations or warranties shall be binding upon Pan American unless expressed in writing in this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed these presents as of the day and year first above written.

                                            PAN AMERICAN WORLD AIRWAYS, INC.
ATTEST:

/s/ Illegible
-------------------------------             By /s/ Linda B. Young
                                              ----------------------------------

                                            Title: Authorized Representative
                                                  ------------------------------

                                            TEXACO INC.

                                            /s/ G. Marshall
                                            ------------------------------------
                                                           (User)

ATTEST:

/s/ R. Koch
-------------------------------             By General Manager
     Assistant Secretary                      ----------------------------------
                                            Title: Corporate Real Estate
                                                   Department

                                                  ------------------------------

                                                            Assignment Agreement
                                                                          TA-191

                                CONSENT AGREEMENT

THIS AGREEMENT, dated as of       , 1988, by and among THE PORT AUTHORITY OF NEW
YORK AND NEW JERSEY (hereinafter called "the Port Authority") and PAN AMERICAN WORLD AIRWAYS, INC. (hereinafter called "the Airport Operator"), and TEXACO INC, a Delaware corporation (hereinafter called "the Assignor") and ATLANTIC AVIATION CORPORATION, a Delaware corporation (hereinafter called "the Assignee"),

WITNESSETH, THAT:

WHEREAS, the Port Authority and the Airport Operator have heretofore entered into an agreement dated September 19, 1967 (which agreement, as the same has been or may be supplemented and amended, is hereinafter called "the Main Agreement") pursuant to which the Airport Operator is operating and using Teterboro Airport (hereinafter called "the Airport"); and

WHEREAS, the Airport Operator entered into a Use and Occupancy Agreement with the Assignor dated January 1, 1986 designated TA-191 and the Consent Agreement in connection therewith (which Use and Occupancy Agreement as heretofore supplemented and amended, is hereinafter referred to as "the Agreement" and together with the said Consent Agreement, collectively hereinafter referred to as the "Assigned Agreements").

WHEREAS, the Assignor proposes to assign the Agreement to the Assignee in accordance with an "Assignment Agreement", a copy of which is attached hereto and made a part hereof and hereafter referred to as "the Assignment Agreement", subject to the consent of the Airport Operator and the Port Authority, and the execution of a Consent Agreement by and among the Airport Operator, the Assignor, the Assignee and the Port Authority pursuant to and in accordance with the terms of the Main Agreement.

NOW, THEREFORE, for and in consideration of the mutual agreements herein contained, the Port Authority, the Airport Operator, the Assignor and the Assignee hereby agree effective as of June 1, 1988 as follows:

1. On the terms and conditions hereinafter set forth, the Port Authority and the Airport Operator consent to the Assignment Agreement.

2. The execution of this instrument by the Airport Operator and the Port Authority does not constitute a representation by them that the Assignor has performed or fulfilled every obligation required by the Agreement; as to such matters the Assignee agrees to rely solely upon the representations of the Assignor.

3. The Agreement shall terminate, without notice to the Assignee, on the day preceding the date of expiration or earlier termination of the Main Agreement, or on such earlier date as may be provided for in the Agreement.

4. Neither this Consent Agreement, nor anything contained herein nor the consent granted hereunder shall constitute or be deemed to constitute a consent to nor shall they create an inference or implication that there has been consent to any enlargement, variation or change in the rights, powers and privileges granted to the Airport Operator under the Main Agreement, nor consent to the granting or conferring of any rights, powers or privileges to the Assignee as may be provided by the Agreement if not granted to the Airport Operator under the Main Agreement, nor shall the same impair or change any of the duties, liabilities and obligations imposed on the Airport Operator under the Main Agreement. The Assignment Agreement is an agreement between the Assignor and the Assignee with respect to the various matters set forth therein. Neither this Consent Agreement nor anything contained herein nor the consent granted hereunder shall apply and pertain as between the Airport Operator and the Port Authority, it being understood that the terms, provisions, covenants, conditions and agreements of the Main Agreement shall, in all respects, be controlling, effective and determinative. The specific mention of or reference to the Port Authority in any part of the Agreement or the Assignment Agreement including, without limitation thereto, any mention of any consent or approval of the Port Authority now or hereafter to be obtained, shall not be or be deemed to create an inference that the Port Authority has granted its consent or approval thereto under this Consent Agreement or shall thereafter grant its consent or approval thereto or that the subject matter as to which the consent or approval applies has been or shall be approved or consented to in principle or in fact or that the Port Authority's discretion pursuant to the Main Agreement as to any such consents or approvals shall in any way be affected or impaired. The lack of any specific reference in any provisions of the Assignment Agreement to Port Authority approval or consent shall not be deemed to imply that no such approval or consent is required and the Main Agreement shall in all respects be controlling, effective and determinative.

         No provision of the Assigned Agreements including, but not limited to, those imposing obligations on the Assignee with respect to laws, rules, regulations, taxes, assessments and liens, shall be construed as a submission or admission by the Port Authority that the same could or does lawfully apply to the Port Authority, nor shall the existence of any provision of the Assigned Agreements covering actions which shall or may be undertaken by the Assignee or the Airport Operator be deemed to imply or infer that Port Authority consent or approval thereto pursuant to the Main Agreement will be given or that Port Authority discretion with respect thereto will in any way be affected or impaired. References in this paragraph to specific matters and provisions shall not be construed as indicating any limitation upon the rights of the Port Authority with respect to its discretion as to the granting or withholding approvals or consents as to other matters and provisions in the Assigned Agreements or the Assignment Agreement which are not specifically referred to herein.

5. The Assignee, in its operations under or in connection with the Assigned Agreements shall be subject to the applicable terms, provisions, covenants and conditions of the Main Agreement. Without in any way affecting the obligations of the Airport Operator under the Main Agreement and under this Consent Agreement, all acts and omissions of the Assignee shall be deemed to be acts and omissions of the Airport Operator under the Main Agreement, but notwithstanding the foregoing shall not constitute a breach thereof if, except for causes beyond the control of the Airport Operator, it shall have commenced to remedy said default within twenty (20) days after receipt of notice thereof from the Port Authority and continues diligently to pursue such remedy.

6. Neither the Assigned Agreements nor the Assignment Agreement shall be changed, modified, discharged or extended except by written instrument duly executed by the parties thereto and only with the express prior written consent of the Port Authority.

7. If the Airport Operator shall at any time be in default of its obligations under the Main Agreement to make payments to the Port Authority, or if there shall occur at any time an event involving insolvency, bankruptcy, arrangement or reorganization of the Airport Operator which under the terms of the Main Agreement would constitute an event the occurrence of which grants the Port Authority the right to terminate the Main Agreement, and provided the same has not been cured within the time granted therefor, if any, under the Main Agreement, the Assignee shall on demand of the Port Authority pay directly to the Port Authority any fee or other amount due to the Airport Operator. No such payment shall relieve the Airport Operator from any obligations under the Main Agreement or under this Consent Agreement but all such payments shall be credited against the obligations of the Airport Operator and of the Assignee for each payment or part thereof.

8. The granting of the consent hereunder by the Port Authority shall not be or be deemed to operate as a waiver of consent to any subsequent agreement with respect to privileges at the Airport (by the Airport Operator or by the Assignee) or to any assignment of the Main Agreement or the Assigned Agreements or of any rights under either of them, whether in whole or in part.

9. In the event of any substantial default by the Assignee under any of the provisions of this Consent Agreement and said default has not been cured within thirty (30) days after the Port Authority has served a notice of such default upon the Airport Operator and the Assignee, the Port Authority shall have the right to revoke the consent granted hereunder upon thirty (30) days' written notice to the Airport Operator and the Assignee, but no such revocation shall be deemed to affect the Main Agreement and the continuance thereof, it being understood, moreover, that the foregoing shall not be deemed to affect or limit any rights of the Port Authority under the Main Agreement or the Assigned Agreements. In the event of the revocation of the consent hereunder as hereinabove provided, the Airport Operator shall immediately terminate the Agreement.

10. Reference herein to the Assignee shall mean and include the Assignee, its officers, agents, employees and also others on the space covered by the Agreement or on the Airport with the consent of the Assignee.

11. Neither the Commissioners of the Port Authority nor any of them, nor any officer, agent or employee thereof shall be held personally liable to the Airport Operator, to the Assignor or to the Assignee under any term or provision of this Consent Agreement or because of its execution or because of any breach or alleged breach hereof.

12. Neither the Directors of the Airport Operator, nor any of them, nor any officer, agent or employee thereof shall be personally liable to the Assignor or the Assignee under any term or provision of this Consent Agreement or because of its execution or because of any breach or alleged breach thereof.

                            CERTIFICATE OF SECRETARY

         I, Franklin S. Eyster, II, certify that I am the Secretary of the corporation named in the attached agreement; that Donald R. Romano, who signed said authorized agreement on behalf of the corporation was then the Senior Vice President and Treasurer of said corporation; that said agreement was duly signed for and in behalf of said corporation by authority of its governing body, and is within the scope of its corporate powers.

                                     /s/ Franklin S. Eyster, II
                                     -------------------------------------------
                                               Franklin S. Eyster, II

                                                  (Corporate Seal)

STATE OF DELAWARE    )
                     ) SS.
NEW CASTLE COUNTY    )

         On this 8th day of July, One Thousand Nine Hundred and Eighty Eight before me, Victoria A. Tait, a Notary Public in and for the County of New Castle, State of Delaware, duly commissioned and qualified, personally appeared Franklin S. Eyster, II, known to me to be the person described in and whose name is subscribed to the attached instrument, and acknowledged to me that he executed the instrument for the purposes and consideration therein stated.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my office seal, at my office the day and year in this certificate first written above.

                                     /s/ Victoria A. Tait
                                     -------------------------------------------
                                                    Notary Public

My Commission Expires:
August 27, 1990

I, Catherine Doherty, certify that I am the Assistant Secretary of the corporation named in the attached agreement; that Les Gertach who signed said authorized agreement on behalf of the corporation was then the __________________ of said corporation; that said agreement was duly signed for and in behalf of said corporation by authority of its governing body, and is within the scope of its corporate powers.

                                     /s/ Catherine Doherty
                                     -------------------------------------------
                                                    (Signature)

                                                  (Corporate Seal)

STATE OF NEW YORK

COUNTY OF WESTCHESTER

         On this 2nd day of August, One Thousand Nine Hundred and Eighty Eight before me, Lerodie A. Robertson, a Notary Public in and for the County of Westchester, State of New York, duly commissioned and qualified, personally appeared Catherine Doherty, known to me to be the person described in and whose name is subscribed to the attached instrument, and acknowledged to me that he executed the instrument for the purposes and consideration therein stated.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my office seal, at my office the day and year in this certificate first written above.

                                     By: /s/ Lerodie A. Robertson
                                         ---------------------------------------

My Commission Expires:

March 30, 1989

                              ASSIGNMENT AGREEMENT

         This Assignment Agreement made this 8th day of July, 1988, between ATLANTIC AVIATION CORPORATION a Delaware corporation, with its principal place of business at 153 North DuPont Highway, Greater Wilmington Airport, New Castle, Delaware 19720 ("Atlantic") and TEXACO INC., a Delaware corporation, with an office at 2000 Westchester Avenue, White Plains, New York 10650 ("Texaco").

         A. Texaco uses and occupies space at Teterboro Airport located in Bergen County, New Jersey, pursuant to a Use and Occupancy Agreement with Pan American World Airways, Inc. bearing file designation TA 191, and the Consent Agreement in connection with the foregoing, which Use and Occupancy Agreement, together with said Consent Agreement, are hereafter collectively referred to as (the "Agreement").

         B. Atlantic uses and occupies space at the Airport adjacent to the space occupied by Texaco and wishes to expand the area occupied by it.

         C. Texaco and Atlantic have agreed to an assignment of the Agreement.

         NOW, THEREFORE, Texaco and Atlantic agree as follows:

         1. Texaco assigns to Atlantic all of its right, title and interest in and to the Agreement, a true, correct and complete copy of which with all amendments thereto is attached to this Assignment Agreement as Exhibit A.

         2. Atlantic accepts the assignment and agrees to perform and observe all the terms, conditions and obligations in the Agreement which were imposed on Texaco, as though Atlantic were the original signatory to the Agreement, and to hold harmless and indemnify Texaco from any claims, demands or actions brought against it by reason of the failure of Atlantic to observe and perform the terms, conditions and obligations of the Agreement.

         3. Texaco warrants that as of the date Atlantic occupies the space that the Agreement is in full force and effect; it is not in default; Texaco has committed no act or omission that could give rise to a default and that all fees required to be paid have been paid through April 30, 1988.

         4. This Assignment Agreement is subject to the approval of Pan American World Airways, Inc. ("Pan American") and The Port Authority of New York and New Jersey ("Port Authority"). Atlantic will submit the Assignment Agreement to Pan Am for approval.

         5. Texaco shall use its best efforts to vacate the space on or prior to June 1, 1988, but Texaco shall incur no liability if for any reason it is unable to do so.

         IN WITNESS WHEREOF, the parties have executed this Assignment Agreement as of the date first above written.

                                               TEXACO INC.

ATTEST:                                        By: /s/ Les Gerlach
                                                  ------------------------------
/s/ Catherine Doherty
-------------------------------                Title: Manager Aviation Transport
                                                     ---------------------------
            Secretary

                                               ATLANTIC AVIATION CORPORATION

ATTEST:                                        By: /s/ Illegible
                                                  ------------------------------
/s/ Franklin S. Eyster, II
-------------------------------                Title: Illegible
            Secretary                                ---------------------------

                            CERTIFICATE OF SECRETARY

         I, Franklin S. Eyster, II, certify that I am the Secretary of the corporation named in the attached agreement; that Donald R. Romano, who signed said authorized agreement on behalf of the corporation was then the Senior Vice President and Treasurer of said corporation; that said agreement was duly signed for and in behalf of said corporation by authority of its governing body, and is within the scope of its corporate powers.

                                            /s/ Franklin S. Eyster, II
                                     -------------------------------------------
                                                Franklin S. Eyster, II

                                                   (Corporate Seal)

STATE OF DELAWARE    )
                     )   SS.
NEW CASTLE COUNTY    )

         On this 8th day of July, One Thousand Nine Hundred and Eighty Eight before me, Victoria A. Tait, a Notary Public in and for the County of New Castle, State of Delaware, duly commissioned and qualified, personally appeared Franklin S. Eyster, II, known to me to be the person described in and whose name is subscribed to the attached instrument, and acknowledged to me that he executed the instrument for the purposes and consideration therein stated.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my office seal, at my office the day and year in this certificate first written above.

                                             /s/ Victoria A. Tait
                                     -------------------------------------------
                                                  Notary Public

My Commission Expires:
August 27, 1990

I, Catherine Doherty, certify that I am the Assistant Secretary of the corporation named in the attached agreement ("Texaco Inc."); that Les Gerlach who signed said authorized agreement on behalf of the corporation was then the Manager of Aviation Transport of said corporation; that said agreement was duly signed for and in behalf of said corporation by authority of its governing body, and is within the scope of its corporate powers.

                                               /s/ Catherine Doherty
                                     -------------------------------------------
                                                     (Signature)

                                                   (Corporate Seal)

STATE OF NEW YORK

COUNTY OF WESTCHESTER

         On this 2nd day of August, One Thousand Nine Hundred and Eighty Eight before me, _____ A. Robertson, a Notary Public in and for the County of Westchester; State of New York, duly commissioned and qualified, personally appeared Catherine Doherty, known to me to be the person described in and whose name is subscribed to the attached instrument, and acknowledged to me that he executed the instrument for the purposes and consideration therein stated.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my office seal, at my office the day and year in this certificate first written above.

                                     By:  /s/ Lerodie A. Robertson
                                        ----------------------------------------

My Commission Expires:

March 30, 1989

                                                       Teterboro Airport
                                                       Use & Occupancy Agreement
                                                       Agreement TA-191
                                                       Supplement No. 1

                              Supplement Agreement

                  THIS AGREEMENT, made this 23rd day of January, 1995 by and between JOHNSON CONTROLS WORLD SERVICES INC. (hereinafter called "Johnson Controls"), a Florida State Corporation, and ATLANTIC AVIATION CORPORATION, a Delaware corporation (hereinafter called "the User").

                  WITNESSETH, THAT:

                  WHEREAS, The Port Authority of New York and New Jersey (hereinafter called "the Port Authority"), is the owner of Teterboro Airport located in the Boroughs of Teterboro, Moonachie and Hasbrouck Heights and in the Township of Lyndhurst, County of Bergen in the State of New Jersey; and

                  WHEREAS, Johnson Controls is the operator of Teterboro Airport and has the right to operate and use the Airport as successor - assignee to an agreement between Pan American World Airways, Inc ("Pan American") and the Port Authority dated September 19, 1967 (Basic Agreement") ; and

                  WHEREAS, Pan American entered into a Use and Occupancy Agreement with Texaco, Inc. dated as of January 1, 1986 designated TA-191 and a Consent Agreement in connection therewith (which Use and Occupancy Agreement is hereinafter referred to as the "the Agreement"); and

                  WHEREAS, the Agreement was assigned to Atlantic Aviation Corporation pursuant to an Assignment Agreement (hereinafter called the "Assignment Agreement") between Texaco Inc. and Atlantic Aviation Corporation dated July 8, 1988; and

                  WHEREAS, the User and Johnson Controls desire to amend and extend the term of the Agreement as hereinafter provided.

                  NOW, THEREFORE, in consideration of the mutual agreements and respective promises herein contained, and made by the parties hereto, it is mutually agreed as follows:

         1. Section 1 "Term: The expiration date of December 31, 1990, as revised by Letter Renewal Notice dated September 29, 1989, which revised the expiration date to December 31, 1995 is now changed to read "December 30, 1999".

         2. Section 3 "Fees" shall be amended by adding a new subparagraphs 3.2 as follows:

                  "3.2 Beginning January 1, 1996, and continuing until December 30, 1999, the User shall pay to Johnson Controls a monthly fee whichever is the greater of:

                           (i) Twenty Five Thousand Dollars and Zero Cents ($25,000.00); or

                           (ii) Sixteen Thousand Six Hundred Sixty Eight Dollars and Fifty Cents ($16,668.50) multiplied by a fraction, the numerator of which shall be the CPI (as hereinafter defined) published for the month of December, 1995 and the denominator shall be the CPI published for the month of June, 1985.

         3. Except as provided herein, all the terms, covenants and conditions of the Agreement remain and shall be in full force and effect.

         4. Neither the Directors of Johnson Controls, its subsidiaries and affiliates, nor any officer or employee thereof shall be charged personally by the user with any liability or held liable to it under any term or provision of this Supplement, or because of its execution or attempted execution, or because of any breach or attempted or alleged breach thereof.

IN WITNESS WHEREOF, the parties hereto have executed these presents as of the day and year first above written.

ATTEST:                                   JOHNSON CONTROLS WORLD SERVICES INC.

/s/ Illegible                             By: /s/ Illegible
----------------------------------           -----------------------------------

Title: Illegible                          Title: Vice President
      ----------------------------

ATTEST:                                   ATLANTIC AVIATION CORPORATION

/s/ H.J. Esposito                         By: /s/ Franklin S. Eyster, II
----------------------------------           -----------------------------------

Title: Illegible                          Title: Sr. VP
      ----------------------------              --------------------------------

                                CONSENT AGREEMENT

                  THIS AGREEMENT, dated as of January 23, 1995 by and among THE PORT AUTHORITY OF NEW YORK AND NEW JERSEY (herein after called "The Port Authority") and JOHNSON CONTROLS WORLD SERVICES INC. (hereinafter called "the Airport Operator") and ATLANTIC AVIATION CORPORATION (hereinafter called "the User"),

                  WITNESSETH, THAT:

                  WHEREAS, the Port Authority and the Airport operator have heretofore entered into an agreement dated September 19, 1967 (which agreement, as the same has been or may hereafter be supplemented and amended, is hereinafter called "the Main Agreement"), pursuant to which the Airport Operator is operating and using Teterboro Airport (hereinafter called "the Airport"); and

                  WHEREAS, pursuant to and in accordance with the terms of the Main Agreement, the Airport Operator and the User, have entered into a Use and Occupancy Agreement dated January 1, 1986 with the consent of the Port Authority which Use and Occupancy Agreement has been designated TA-191; and

                  WHEREAS, the Port Authority, the Airport Operator and the User entered into a Consent Agreement dated as of January 1, 1986 (hereinafter called "the Use and Occupancy Consent Agreement"), wherein the Port Authority gave its consent to the Use and Occupancy Agreement; and

                  WHEREAS, the Airport Operator and the User desire to supplement the above referenced Use and Occupancy Agreement, a copy of which Supplement is attached hereto, made a part hereof and hereafter called "the supplement", subject to the consent of the Port Authority and the execution of a Consent Agreement by and among the Airport Operator, the User and the Port Authority.

                  NOW, THEREFORE, for and in consideration of the covenants and mutual agreements contained, the Port Authority, the Airport Operator and the User hereby agree effective as of the effective date of the Supplement as follows:

         1. On the terms and condition hereinafter set forth, the Port Authority consents to the Supplement.

         2. It is hereby specifically agreed that all of the terms and provisions of the Use and Occupancy Consent Agreement shall apply with like effect to this consent to the Supplement as though each and every such term and such provision were incorporated herein.

         3. Neither the Commissioner of the Port Authority nor any of them, nor any officer, agent or employee thereof shall be held personally liable to the Airport Operator or to the User under any term or provision of this Consent Agreement to the Supplement or because of its execution or because of any breach or alleged breach hereof.

IN WITNESS WHEREOF, the Port Authority, the Airport Operator and the User have executed these presents.

                                          PORT AUTHORITY OF NEW YORK AND
                                            NEW JERSEY

ATTEST:

/s/ Lysa C. Meduri                        By: /s/ Illegible
----------------------------------           -----------------------------------

Title: Acting Secretary                   Title: /s/ Illegible
      ----------------------------              --------------------------------

                                          JOHNSON CONTROLS WORLD SERVICES INC.

ATTEST:

/s/ Illegible                             By: /s/ Illegible
----------------------------------           -----------------------------------

Title: Illegible                          Title: Vice President
      ----------------------------              --------------------------------

                                          ATLANTIC AVIATION CORPORATION
                                                     (User)

ATTEST:

/s/ H.J. Esposito                         By: /s/ Franklin S. Eyster, II
----------------------------------           -----------------------------------

Title: Illegible                          Title: Sr. VP
      ----------------------------             --------------------------------

                                                       Teterboro Airport
                                                       Use & Occupancy Agreement
                                                       Agreement TA-191
                                                       Supplement No. 2

                              Supplement Agreement

                  THIS AGREEMENT, dated this 27 day of May, 1999 by and between JOHNSON CONTROLS WORLD SERVICES INC. (hereinafter called "Johnson Controls"), a Florida Corporation, and ATLANTIC AVIATION CORPORATION, a Delaware corporation (hereinafter called "the User").

                  WITNESSETH, THAT:

                  WHEREAS, The Port Authority of New York and New Jersey (hereinafter called "the Port Authority"), is the owner of Teterboro Airport located in the Boroughs of Teterboro, Moonachie and Hasbrouck Heights and in the Township of Lyndhurst, County of Bergen in the State of New Jersey; and

                  WHEREAS, Johnson Controls is the operator of Teterboro Airport and has the right to operate and use the Airport as successor - assignee to an agreement between Pan American World Airways, Inc ("Pan American") and the Port Authority dated September 19, 1967 ("Basic Agreement"); and

                  WHEREAS, Pan American entered into a Use and Occupancy Agreement with Texaco, Inc. dated as of January 1, 1986 and designated TA-191 and a Consent Agreement in connection therewith (which Use and Occupancy Agreement, as the same has heretofore been supplemented or amended, and Consent Agreement are hereinafter collectively referred to as the "Agreement"); and

                  WHEREAS, the Agreement was assigned to the User pursuant to an Assignment Agreement between Texaco Inc. and the User dated July 8, 1988 and a Consent Agreement in connection therewith (which Assignment Agreement and Consent Agreement are hereinafter collectively called the "Assignment Agreement"); and

                  WHEREAS, the User, in accordance with the terms of Supplement No. 4 to Use and Occupancy Agreement designated TA-121, has agreed to the demolition of the facility known as Hangar 2 and the construction of a replacement facility; and

                  WHEREAS, the User and Johnson Controls desire to amend and extend the term of the Agreement as hereinafter provided in order to provide sufficient time to construct said replacement facility;

                  NOW, THEREFORE, in consideration of the mutual agreements and respective promises herein contained and made by the parties hereto, it is mutually agreed, effective as of the date of this Supplement, as follows:

         1. Effective on May 31, 1999, Exhibit A to the Agreement shall be deemed deleted and of no further effect, and reference to "Exhibit A" in the Agreement shall be deleted and substituted by reference "Exhibit A-1".

         2. Effective on June 1, 1999, the Space under the Agreement shall be the area set forth in hatching on Exhibit A-1, attached hereto and made a part hereof, together with all buildings, structures, improvements, additions and permanent installations constructed and installed or to be constructed and installed therein or thereon or thereunder during the remainder of the term of this Agreement (hereinafter collectively referred to as the "Space").

         3. The parties hereby agree that the term of the Agreement shall be extended beyond the current expiration date of December 30, 1999 to expire thirty (30) days after the completion (as hereinafter defined) of the hangar facility as provided for in Paragraph 3 of Supplement No. 4 to User's Use and Occupancy Agreement bearing file No. TA-121.

         4. The term "completion" shall mean the Completion Date as defined in subsection 3.6.14 of Use and Occupancy Agreement TA-121.

         5. In the event that, upon the expiration date referenced in Paragraph 3 above, the Space shall not be occupied by First Aviation Services, Inc., the current user of the facility known as Hangar 1, or if First Aviation Services, Inc. shall have notified Johnson Controls of its intention not to occupy Hangar 1, then, upon notice by Johnson Controls to the User the term of the Agreement shall be extended to expire upon the expiration date of Use and Occupancy Agreement TA-121.

         6. In the event that Taxiway P at the Airport is relocated, then, upon notice by Johnson Controls to the User that said Taxiway has been decommissioned, Area 2 as shown on Exhibit A-1 shall be added to and become part of the Space as herein defined. The User shall proceed expeditiously and with all reasonable diligence, in accordance with Section 14 of the Agreement, to pave and construct an aircraft parking ramp on said Area 2.

         7. Section 3 "Fees" shall be further amended by adding new subparagraphs 3.3, 3.4, 3.5 and 3.6 as follows:

                  "3.3 Beginning on the effective date of Supplement No. 2 to the Agreement and continuing until December 31, 1999, the User shall pay to Johnson Controls a monthly fee of Twenty-seven Thousand Nine Hundred Thirty-three Dollars and One Cent ($27,933.01), as detailed on Exhibit B as Area 1, attached hereto and made a part hereof.

                  3.4 Effective January 1, 2000 the User shall pay to Johnson Controls a monthly fee of Thirty-four Thousand Two Hundred Twenty-one Dollars and Fifty-three Cents ($34,221.53), multiplied by a fraction, the numerator of which shall be the CPI as published for the month of December 1999 and the denominator of which shall be the CPI published for the month of December 1998. In computing the monthly fee payable January 1, 2000 in no event shall the monthly fee be less than Thirty-four Thousand Two Hundred Twenty-one Dollars and Fifty-three Cents ($34,221.53).

                  3.4.1 In the event that Area 2 as shown on Exhibit A-1 has become part of the Space, effective January 1, 2000 the User shall pay to Johnson Controls a total monthly land use fee determined as follows: a total base fee of Three Thousand Three Hundred Sixty-five Dollars and Fifty Cents ($3,365.50) shall first be multiplied by a fraction, the numerator of which shall be the CPI as published for the month of December 1999 and the denominator of which shall be the CPI published for the month of December 1998 and the User shall pay the product thereof on January 1, 2000 and on the first day of each and every month thereafter . In computing the total monthly fee payable January 1, 2000 in no event shall the monthly fee be less than Three Thousand Three Hundred Sixty-five Dollars and Fifty Cents ($3,365.50).

                  3.4.2 Effective January 1, 2001 and annually thereafter the User shall pay to Johnson Controls a total monthly fee for Area 1 and Area 2, if then a part of the Space, equal to the prior year's fee multiplied by a fraction, the numerator of which shall be the CPI as published for the month of December of the year prior to the affected year and the denominator of which shall be the CPI published for the month of December of two years prior to the affected year. In computing the total monthly fee payable in no event shall the monthly fee be less than the prior year's fee or be increased by an amount greater than six percent (6%).

                  3.5 Johnson Controls reserves the right, at its option, to perform a real estate appraisal of the User's Space in the year 2009. In the event that such an appraisal is performed, from and after January 1, 2010 the monthly fee payable by the User shall be the greater of either (i) one twelfth of the appraised building rate for Hangar 12 plus the appraised land rate for the Space or (ii) the December 2009 total monthly fee payable multiplied by a fraction, the numerator of which shall be the CPI as published for the month of December 2009 and the denominator of which shall be the CPI published for the month of December 2008. In the event that the fee calculated in accordance with (ii) above is fifteen percent (15%) or higher than that calculated in accordance with (i) above, then the monthly fee payable effective January 1, 2010 would be the greater of (a) the fee payable January 2000 adjusted annually by 1/2 of the change in the CPI or (b) the rate calculated per (i) above.

                  3.5.1 In the event that a real estate appraisal of the User's Space is not performed in the year 2009, effective January 1, 2010 the User shall pay to Johnson Controls a total monthly fee equal to the fee payable December 2009 multiplied by a fraction, the numerator of which shall be the CPI as published for the month of December 2009 and the denominator of which shall be the CPI published for the month of December 2008. In computing the total monthly fee payable in no event shall the monthly fee be less than the prior year's fee or be increased by an amount greater than six percent (6%).

                  3.6 Effective January 1, 2011 and annually thereafter the User shall pay to Johnson Controls a total monthly fee equal to the prior year's fee multiplied by a fraction, the numerator of which shall be the CPI as published for the month of December of the year prior to the affected year and the denominator of which shall be the CPI published for the month of December of two years prior to the effected year. In computing the total monthly fee payable in no event shall the monthly fee be less than the prior year's fee or be increased by an amount greater than six percent (6%)."

         8. (a) The following Subsection 10.11 shall be added to Section 10 "Various Obligations of the User":

                  "10.11 The following terms shall have the following respective meanings as used herein:

                  10.11.1 "Environmental Damages" shall mean any one or more of the following: (i) the presence on, about or under the Space of any Hazardous Substance, as hereinafter defined, and/or (ii) the disposal, release or threatened release of any Hazardous Substance from the Space, and/or (iii) an Off-Space Hazardous Substance, as hereinafter defined, and/or (iv) any personal injury (including wrongful death) or property damage arising out of or related to such Hazardous Substances, and/or (v) the violation of any Environmental Requirements, as hereinafter defined, pertaining to such Hazardous Substances or Off-Space Hazardous Substances, the Space and/or the activities thereon.

                  10.11.2 "Environmental Requirements" and "Environmental Requirement" shall mean all applicable present and future laws, statues, enactments, resolutions, regulations, rules, ordinances, codes, licenses, permits, orders (including agreed upon consent orders), approvals, plans, authorizations, concessions, franchises, requirements and similar items, of all Governmental Agencies, and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment, and in the event that there shall be more than one compliance standard, as among the various Governmental Agencies, the standard for any of the foregoing to be that which requires the lowest level of a Hazardous Substance taking into account the nature and intended use of the Space, the foregoing to include without limitation:

                           (a) All requirements pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases, or threatened releases of Hazardous Substances into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use treatment, storage, disposal, transport, or handling of Hazardous Substances; and

                           (b) All environmental requirements pertaining to the protection of the health and safety of employees or the public.

                  10.11.4 "Hazardous Substances" and "Hazardous Substance" shall mean and include without limitation any pollutant, contaminant, toxic or hazardous waste, dangerous substance, potentially dangerous substance, noxious substance, toxic substance, flammable, explosive or radioactive material, urea formaldehyde foam insulation, asbestos, polychlorinated biphenyls
                           (PCBs), chemicals known to cause cancer or reproductive toxicity, petroleum and petroleum products and other substances which have been or in the future shall be declared to be hazardous or toxic, or the removal of which have been or in the future shall be required, or the manufacture, preparation, production, generation, use, maintenance, treatment, storage, transfer, handling, or ownership of which have been or in the future shall be restricted, prohibited, regulated or penalized by any Environmental Requirement.

                  10.11.5 "Off-Premises Hazardous Substance" shall mean the presence of any Hazardous Substance in, about or under property at the Airport other than the Space as a result of the User's use and occupancy of the Space, whether by migration, release, discharge or any other manner, it being understood that the User shall have the burden of proof to establish that any migration of a Hazardous Substance from the Space was not a result of the User's use and occupancy of the Space.

                  (b) The User, prior to the execution of this Agreement, had thoroughly examined the Space and determined it to be suitable for the User's operations hereunder and the User restates and continues said determination in connection with the extension hereunder. Except as otherwise provided herein, the User hereby agrees to assume all responsibility for any and all risks, costs and expenses of any kind whatsoever caused by, arising out of or in connection with the condition of the Space whether any aspect of such condition existed prior to, on or after the effective date of the letting of the Space, including, without limitation, all Environmental Requirements and Environmental Damages, as herein defined and all soil remediation to the extent required under Environmental Requirements, including but not limited to, remediation which may be required as a result of discovery of any contaminants while performing test borings or in the performance of any construction work, and to indemnify and hold harmless the Port Authority and Johnson Controls with respect to third party claims for Section 8 of this Agreement TA 191, as amended. Notwithstanding the foregoing, the

                  User shall be responsible for the removal of and remediation of Hazardous Substances placed, or permitted or caused to be placed, on, in or under the Space by the User or by its employees, agents, contractors, or others using or occupying the Space under this Agreement.

         9. Port Authority's Additional Rights to Recapture or Accommodate Others on Portions of User's Ramp Space

                  The User acknowledges that the Airport serves the transportation needs of the public and that the Public Aircraft Facilities should be utilized to the fullest extent possible with airport users afforded fair and reasonable access. The User also acknowledges that the following subsections provide that if the User does not utilize its facilities to the level set forth in stated performance criteria such underutilized facilities may be either recaptured by the Port Authority or required to be offered by the User to another user in accordance with the following:

         9.1 It is hereby agreed that, commencing either one year after the effective date of the addition of Area 2 to the Space, or January 1, 2002, whichever occurs earlier and which will be known as the "Start Date", and for each and every calendar year thereafter, the Port Authority may ascertain the User's percentage share (hereinafter referred to as the "User's Current Fuel Share") of the total aircraft fuel gallons sold (hereinafter referred to as "Total Current Fuel Dispensed") at the Airport for the preceding calendar year. The fuel dispensed by the User for the year preceding the Start Date and the year preceding each and every calendar year thereafter during which such calculation is made shall be known as the "User's Current Fuel Dispensed". The User's Current Fuel Share shall be calculated by dividing the User's Current Fuel Dispensed by the Total Current Fuel Dispensed preceding the year during which such calculation is made. The User's Current Fuel Share for calendar year 1998 shall hereinafter be defined as "the Base Year Fuel Share" and is shown below:

            Teterboro Airport User                                    Fuel Share in 1998
            ----------------------                                    ------------------
Atlantic Aviation Corporation                                               17.8%
First Aviation Services, Inc.                                               16.5%
Jet Aviation of America, Inc.                                               34.4%
General Aviation Aircraft Services, Inc. (doing                             17.0%
  business as Million Air-Teterboro
Signature Flight Support-New Jersey, Inc.                                   14.3%

         9.2 As of the Start Date and as of January 1 of each succeeding calendar year, in the event that the User's Current Fuel Share for the respective preceding calendar year is determined to be at least twelve and one-half percent (12.5%) less than the User's Base Year Fuel Share, the Port Authority shall have the right but not the obligation, upon two (2) month's written notice to the User, to require the User and the User hereby agrees to make ramp space in Area 2 (hereinafter called "Accommodation Space") available to other users, sub-users or the Port Authority in useable increments as directed by the Port Authority in the manner and amount and to the extent set forth below:

  Percentage of the User's
Current Fuel Share Divided by                      Ramp Space to be Made
 User's Base Year Fuel Share                        Available in Area 2
 ---------------------------                        -------------------
87.5% (12.5% reduction or greater)                 Up to 20.0% of Total
75.0% (25% reduction or greater)                   Up to 50.0% of Total
50.0% (50% reduction or greater)                   Up to 100.0% of Total

         9.3 In the event the User is so notified by the Port Authority it shall either (a) enter into a sub-use and occupancy agreement with another user as determined by the Port Authority or (b) enter into a surrender agreement as directed by the Port Authority. Any such sub-use and occupancy agreement shall be subject to the prior and continuing approval of the Port Authority and the execution by and among the User, the Sub-user, the Airport Operator, and the Port Authority of a Consent Agreement in form satisfactory to the Port Authority. Moreover, and without limiting the forgoing, the User shall provide any and all information to the Airport Operator as may be requested by the Airport Operator from time to time as to all aspects of its accommodation of a Sub-user hereunder. Nothing contained herein shall in any way affect the discretion of the Airport Operator or the Port Authority in granting or withholding its consent to a sub-use and occupancy agreement.

         9.4 The failure of the Port Authority to exercise its right under this Section during any year in which it may have such a right shall not affect, waive or limit its rights to exercise such right in any subsequent year during any period of underutilization. In no event will the Accommodation Space exceed the percentages set forth above.

         9.5 The User shall make such ramp space available during the period set forth in the aforesaid notice. The Port Authority shall consider a request by the User to restore the Accommodation Space to the User when the User's Current Fuel Share shall have returned to within twelve and one-half percent (12.5%) or less of the User's Base Year Fuel Share, provided the Accommodation Space is not then covered by a sub-use or other agreement or at such other time as the Port Authority deems it is in the best interest of the Airport to restore the Accommodation Space to the User.

         9.6 The User agrees that all handling, sublease, sub-use and occupancy agreements shall be reasonable and at non-discriminatory rates, fees and charges and shall be based on the recovery by the User of a pro rata score share of the User's costs of (1) operation and maintenance, (2) services provided, and (3) the User's fees and investment in the Accommodation Space.

         10. Except as provided herein, all the terms, covenants and conditions of the Agreement remain and shall be in full force and effect.

         11. Neither the Directors of Johnson Controls, its subsidiaries and affiliates, nor any officer or employee thereof shall be charged personally by the User with any liability or held liable to it under any term or provision of this Supplement, or because of its execution or attempted execution, or because of any breach or attempted or alleged breach thereof.

IN WITNESS WHEREOF, the parties hereto have executed these presents as of the day and year first above written.

ATTEST:                                   JOHNSON CONTROLS WORLD SERVICES INC.

/s/ Laura Conner                          By: /s/ Illegible
----------------------------------           -----------------------------------

Title: Admin. Assistant                   Title: Vice President
      ----------------------------              --------------------------------

ATTEST:                                   ATLANTIC AVIATION CORPORATION

/s/ Victoria A. Tait                      By: /s/ RN Fitzgerald
----------------------------------           -----------------------------------

Title: Secretary                          Title: President
      ----------------------------              --------------------------------

                                CONSENT AGREEMENT

                  THIS AGREEMENT, dated as of May 27, 1999 by and among THE PORT AUTHORITY OF NEW YORK AND NEW JERSEY (hereinafter called "The Port Authority") and JOHNSON CONTROLS WORLD SERVICES INC. (hereinafter called "the Airport Operator") and ATLANTIC AVIATION CORPORATION (hereinafter called "the User"),

                  WITNESSETH, THAT:

                  WHEREAS, the Port Authority and the Airport Operator have heretofore entered into an agreement dated September 19, 1967 (which agreement, as the same has been or may hereafter be supplemented and amended, is hereinafter called "the Main Agreement"), pursuant to which the Airport Operator is operating and using Teterboro Airport (hereinafter called "the Airport"); and

                  WHEREAS, pursuant to and in accordance with the terms of the Main Agreement, the Airport Operator and the User, have entered into a Use and Occupancy Agreement dated January 1, 1986 and is hereinafter called the "Use and Occupancy Agreement" which Use and Occupancy Agreement has been designated TA-191; and

                  WHEREAS, the Port Authority, the Airport Operator and the User entered into a Consent Agreement dated as of January 1, 1986 (hereinafter called "the Use and Occupancy Consent Agreement"), wherein the Port Authority gave its consent to the Use and Occupancy Agreement; and

                  WHEREAS, the Airport Operator and the User desire to supplement the above referenced Use and Occupancy Agreement, a copy of which Supplement is attached hereto, made a part hereof and hereinafter called "the Supplement", subject to the consent of the Port Authority and the execution of a Consent Agreement by and among the Airport Operator, the User and the Port Authority;

                  NOW, THEREFORE, for and in consideration of the covenants and mutual agreements hereinafter contained, the Port Authority, the Airport Operator and the User hereby agree, effective as of the effective date of the Supplement, as follows:

         1. On the terms and condition hereinafter set forth, the Port Authority consents to the Supplement.

         2. (a) If the Main Agreement shall terminate (whether through the expiration of its term or by earlier termination as provided in the Main Agreement) before the expiration date of the Use and Occupancy Agreement, the Use and Occupancy Agreement shall terminate as hereinafter provided and, if the User is in occupancy and using the Space, the Port Authority or a successor airport operator selected by the Port Authority shall enter into a use and occupancy agreement with the User covering the use and occupancy of the Space, with the term thereof commencing as of the expiration or earlier termination of the Use and Occupancy Agreement, the permitted uses of the Space, the fees and charges thereunder being as set forth in the Use and Occupancy Agreement, and on substantially the same remaining terms and conditions as set forth in the Use and Occupancy Agreement and such additional terms as may be necessary or appropriate.

                  (b) Any successor airport operator that may be selected by the Port Authority shall be required to assume all Port Authority obligations hereunder and under any successor use and occupancy agreement and relieve the Port Authority of same.

                  (c) In the event the User has commenced the construction work set forth in Paragraph 3 to Supplement 3 to User's Use and Occupancy Agreement TA-121, the expiration date of December 30, 1999, as referenced in Section 1, "Term" of said Agreement shall be changed to expire, unless sooner terminated in accordance with said Agreement, thirty (30) days after completion of said construction. In the event that, upon the expiration date referenced above, the Space shall not be occupied by First Aviation Services, Inc., or if First Aviation Services, Inc. shall have notified the Airport Operator of its intention not to occupy Hangar 1 at the Airport, the term of the Agreement shall be changed to expire on the day before the Twentieth (20th) Year Anniversary of the completion of the construction as provided for in Paragraph 3 and 10 of said Agreement TA-121, whichever occurs last.

         3. Neither this Consent Agreement, nor anything contained herein nor the consent granted hereunder shall constitute or be deemed to constitute a consent to nor shall they create an inference or implication that there has been consent to any enlargement, variation or change in the rights, powers and privileges granted to the Airport Operator under the Main Agreement, nor consent to the granting or conferring of any rights, powers or privileges to the User as may be provided by the Use and Occupancy Agreement or the Supplement if not granted to the Airport Operator under the Main Agreement, nor shall the same impair or change any of the duties, liabilities and obligations imposed on the Airport Operator under the Main Agreement. The Use and Occupancy Agreement and the Supplement are agreements between the Airport Operator and the User with respect to the various matters set forth therein. Neither this Consent Agreement nor anything contained herein nor the consent granted hereunder shall constitute an agreement between the Port Authority and the Airport Operator that the provisions of the Use and Occupancy Agreement or the Supplement shall apply and pertain as between the Airport Operator and the Port Authority, it being understood that the terms, provisions, covenants, conditions and agreements of the Main Agreement shall, in all respects, be controlling, effective and determinative. The specific mention of or reference to the Port Authority in any part of the Use and Occupancy Agreement or the Supplement, including, without limitation thereto, any mention of any consent or approval of the Port Authority now or hereafter to be obtained, shall not be or be deemed to create an inference that the Port Authority has granted its consent or approval thereto under this Consent Agreement or shall thereafter grant its consent or approval thereto or that the subject matter as to which the consent or approval applies has been or shall be approved or consented to in principle or in fact or that the Port Authority's discretion pursuant to the Main Agreement as to any such consents or approvals shall in any way be affected or impaired. The lack of any specific reference in any provisions of the Use and Occupancy Agreement or the Supplement to Port Authority approval or consent shall not be deemed to imply that no such approval or consent is required and the Main Agreement shall, in all respects, be controlling, effective and determinative.

         4. No provision of the Use and Occupancy Agreement or the Supplement including, but not limited to, those imposing obligations on the User with respect to laws, rules, regulations, taxes, assessments and liens, shall be construed as a submission or admission by the Port Authority that the same could or does lawfully apply to the Port Authority, nor shall the existence of any provision of the Use and Occupancy Agreement or the Supplement covering actions which shall or may be undertaken by the User or the Airport Operator including, but not limited to, construction on the Space covered by the Use and Occupancy Agreement or the Supplement, be deemed to imply or infer that Port Authority consent or approval thereto pursuant to the Main Agreement will be given or that Port Authority discretion with respect thereto will in any way be affected or impaired. References in this paragraph to specific matters and provisions shall not be construed as indicating any limitation upon the rights of the Port Authority with respect to its discretion as to the granting or withholding approvals or consents as to other matters and provisions in the Use and Occupancy Agreement or the Supplement which are not specifically referred to herein.

         5. The User, in its operations under or in connection with the Use and Occupancy Agreement or the Supplement and in its occupancy of the Space covered by the Use and Occupancy Agreement or the Supplement, shall be subject to the applicable terms, provisions, covenants and conditions of the Main Agreement. Without in any way affecting the obligations of the Airport Operator under the Main Agreement and under this Consent Agreement, all acts and omissions of the User shall be deemed to be acts and omissions of the Airport Operator under the Main Agreement, but notwithstanding the foregoing, the Airport Operator shall not be or be deemed to be in default of the Main Agreement to the extent that any of the foregoing shall constitute a breach thereof if, except for causes beyond the control of the Airport Operator, it shall have commenced to remedy said default within twenty (20) days after receipt of notice thereof from the Port Authority and continues diligently to pursue such remedy.

         6. The Use and Occupancy Agreement or the Supplement shall not be changed, modified, discharged or extended except by written instrument duly executed by the parties thereto and only with the express prior written consent of the Port Authority.

         7. If the Airport Operator shall at any time be in default of its obligations under the Main Agreement to make payments to the Port Authority, or if there shall occur at any time an event involving insolvency, bankruptcy, arrangement or reorganization of the Airport Operator which under the terms of the Main

                  Agreement would constitute an event the occurrence of which grants the Port Authority the right to terminate the Main Agreement, and provided the same has not been cured within the time granted therefor, if any, under the Main Agreement, the User shall on demand of the Port Authority pay directly to the Port Authority any fee or other amount due to the Airport Operator. No such payment shall relieve the Airport Operator from any obligations under the Main Agreement or under this Consent Agreement but all such payments shall be credited against the obligations of the Airport Operator and of the User for each payment or part thereof.

         8. The granting of the consent hereunder by the Port Authority shall not be or be deemed to operate as a waiver of consent to any subsequent agreement with respect to the use or occupancy of space at the Airport (by the Airport Operator or by the User) or to any assignment of the Main Agreement or the Use and Occupancy Agreement or the Supplement or of any rights under any of them, whether in whole or in part.

         9. In the event of any default by the User under any of the provisions of this Consent Agreement and said default has not been cured within thirty (30) days (or such longer period as is required in the reasonable opinion of the Port Authority, to correct such default, provided the User promptly commences and diligently continues to effectuate a cure) after the Port Authority has served a notice of such default upon the Airport Operator and the User, the Port Authority shall have the right to revoke the consent granted hereunder upon thirty (30) days' written notice to the Airport Operator and the User, but no such revocation shall be deemed to affect the Main Agreement and the continuance thereof, it being understood, moreover, that the foregoing shall not be deemed to affect or limit any rights of the Port Authority under the Main Agreement. In the event of the revocation of the consent hereunder as hereinabove provided, the Airport Operator shall immediately terminate the Use and Occupancy Agreement.

         10. Reference herein to the User shall mean and include the User, its officers, agents, employees and also others on the Space covered by the Use and Occupancy Agreement or the Supplement or elsewhere on the Airport with the consent of the User.

         11. Neither the Commissioners of the Port Authority nor any of them, nor any officer, agent or employee thereof shall be held personally liable to the Airport Operator or to the User under any term of provision of this Consent Agreement or because of its execution or because of any breach or alleged breach hereof.

IN WITNESS WHEREOF, the Port Authority, the Airport Operator and the User have executed these presents.

                                          PORT AUTHORITY OF NEW YORK AND
                                            NEW JERSEY
ATTEST:
/s/ Karen Eastman                         By: /s/ R. Kelly
----------------------------------           -----------------------------------

Title:  Assistant Secretary               Title:  Aviation Director
      ----------------------------              --------------------------------
                                          JOHNSON CONTROLS WORLD SERVICES INC.
ATTEST:

/s/ Laura Conner                          By: /s/ Illegible
----------------------------------           -----------------------------------
Title:  Admin. Assistant                  Title:  Vice President
      ----------------------------              --------------------------------
                                          ATLANTIC AVIATION CORPORATION
                                                      (User)
ATTEST:

/s/ Illegible                             By: /s/ RN Fitzgerald
----------------------------------           -----------------------------------
Title:  Secretary                         Title:  President
      ----------------------------              --------------------------------
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